                                                                    Exhibit 4.02


                                                                  EXECUTION COPY

================================================================================

                           NSM STEEL (DELAWARE), INC.
                             NSM STEEL COMPANY, LTD.

                                  as co-Issuers


               12 1/4% Senior Subordinated Mortgage Notes Due 2008


                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                  as Guarantor

                            -------------------------

                                    INDENTURE

                            Dated as of March 1, 1998

                            -------------------------

                            THE CHASE MANHATTAN BANK,

                                     Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                    ARTICLE I

                   Definitions and Incorporation by Reference

  SECTION 1.01.  Definitions .........................................   1
  SECTION 1.02.  Other Definitions ...................................  29
  SECTION 1.03.  Incorporation by Reference of Trust Indenture Act ...  30
  SECTION 1.04.  Rules of Construction ...............................  30
  SECTION 1.05.  Business Day Certificate ............................  31

                                   ARTICLE II

                                 The Securities

  SECTION 2.01.  Form and Dating .....................................  31
  SECTION 2.02.  Execution and Authentication ........................  33
  SECTION 2.03.  Registrar and Paying Agent ..........................  34
  SECTION 2.04.  Paying Agent To Hold Money in Trust .................  35
  SECTION 2.05.  Securityholder Lists ................................  36
  SECTION 2.06.  Transfer and Exchange ...............................  36
  SECTION 2.07.  Replacement Securities ..............................  37
  SECTION 2.08.  Outstanding Securities ..............................  38
  SECTION 2.09.  Temporary Securities ................................  39
  SECTION 2.10.  Cancelation .........................................  39
  SECTION 2.11.  Defaulted Interest ..................................  39
  SECTION 2.12.  CUSIP Numbers .......................................  40
  SECTION 2.13.  Book-Entry Provisions for Global Securities .........  40
  SECTION 2.14.  Special Transfer Provisions .........................  42
  SECTION 2.15.  Allocation of Purchase Price ........................  47

                                   ARTICLE III

                                   Redemption

  SECTION 3.01.  Notices to Trustee ..................................  47
  SECTION 3.02.  Selection of Securities To Be Redeemed ..............  48
  SECTION 3.03.  Notice of Redemption ................................  48
  SECTION 3.04.  Effect of Notice of Redemption ......................  49
  SECTION 3.05.  Deposit of Redemption Price .........................  49

  SECTION 3.06.  Securities Redeemed in Part .........................  50
  SECTION 3.07.  Optional Redemption .................................  50

                                   ARTICLE IV

                                    Covenants

  SECTION 4.01.  Payment of Securities ...............................  52
  SECTION 4.02.  Commission Reports. .................................  52
  SECTION 4.03.  Limitation on Indebtedness ..........................  52
  SECTION 4.04.  Limitation on Restricted Payments ...................  55
  SECTION 4.05.  Limitation on Liens .................................  58
  SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock ..  59
  SECTION 4.07.  Offer to Repurchase Upon Failure to Attain ..........  62
                    Profitable Operations ............................  63
  SECTION 4.08.  Limitation on Issuance and Sale of Capital Stock of
                    Restricted Subsidiaries ..........................  63
  SECTION 4.09.  Limitation on Dividends and Other Payment
                    Restrictions Affecting Restricted Subsidiaries ...  63
  SECTION 4.10.  Change of Control ...................................  64
  SECTION 4.11.  Compliance Certificate ..............................  65
  SECTION 4.12.  Further Instruments and Acts ........................  65
  SECTION 4.13.  Limitation on Affiliate Transactions ................  65
  SECTION 4.14.  Limitation on Sale Leaseback Transactions ...........  66
  SECTION 4.15.  Limitation on Issuances of Capital Stock ............  67
  SECTION 4.16.  Limitation on Sales to non-Credit Qualified
                    Purchasers .......................................  67
  SECTION 4.17.  Line of Business ....................................  67
  SECTION 4.18.  Ownership ...........................................  67
  SECTION 4.19.  Use of Proceeds .....................................  67
  SECTION 4.20.  Additional Amounts ..................................  67
  SECTION 4.21.  Maintenance of Office or Agency .....................  70
  SECTION 4.22.  Stay, Extension and Usury Laws ......................  70
  SECTION 4.23.  Insurance ...........................................  71
  SECTION 4.24.  Compliance with Statutes ............................  71
  SECTION 4.25.  Corporate Existence .................................  71
  SECTION 4.26.  Independent Engineer ................................  71
  SECTION 4.27.  Securities Cash Flow Sweep ..........................  71
  SECTION 4.28.  Payment of Taxes ....................................  72
  SECTION 4.29.  Intercompany Notes and Capital Contributions ........  72

                                    ARTICLE V

                                Successor Company

  SECTION 5.01.  Merger and Consolidation ............................  72

                                   ARTICLE VI

                              Defaults and Remedies

  SECTION 6.01.  Events of Default ...................................  74
  SECTION 6.02.  Acceleration ........................................  77
  SECTION 6.03.  Other Remedies ......................................  78
  SECTION 6.04.  Waiver of Past Defaults .............................  78
  SECTION 6.05.  Control by Majority .................................  78
  SECTION 6.06.  Limitation on Suits .................................  79
  SECTION 6.07.  Rights of Holders to Receive Payment ................  79
  SECTION 6.08.  Collection Suit by Trustee ..........................  79
  SECTION 6.09.  Trustee May File Proofs of Claim ....................  79
  SECTION 6.10.  Priorities ..........................................  80
  SECTION 6.11.  Undertaking for Costs ...............................  80

                                   ARTICLE VII

                                     Trustee

  SECTION 7.01.  Duties of Trustee ...................................  81
  SECTION 7.02.  Rights of Trustee ...................................  82
  SECTION 7.03.  Individual Rights of Trustee ........................  83
  SECTION 7.04.  Trustee's Disclaimer ................................  83
  SECTION 7.05.  Notice of Defaults ..................................  84
  SECTION 7.06.  Reports by Trustee to Holders .......................  84
  SECTION 7.07.  Compensation and Indemnity ..........................  84
  SECTION 7.08.  Replacement of Trustee ..............................  85
  SECTION 7.09.  Successor Trustee by Merger .........................  86
  SECTION 7.10.  Eligibility; Disqualification .......................  87
  SECTION 7.11.  Preferential Collection of Claims Against Issuers ...  87

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

  SECTION 8.01.  Discharge of Liability on Securities; Defeasance ....  87
  SECTION 8.02.  Conditions to Defeasance ............................  89
  SECTION 8.03.  Application of Trust Money ..........................  90
  SECTION 8.04.  Repayment to Issuers ................................  90
  SECTION 8.05.  Indemnity for Government Obligations ................  90
  SECTION 8.06.  Reinstatement .......................................  91

                                   ARTICLE IX

                                   Amendments

  SECTION 9.01.  Without Consent of Holders ..........................  91
  SECTION 9.02.  With Consent of Holders .............................  92
  SECTION 9.03.  Compliance with Trust Indenture Act .................  93
  SECTION 9.04.  Revocation and Effect of Consents and Waivers .......  93
  SECTION 9.05.  Notation on or Exchange of Securities ...............  94
  SECTION 9.06.  Trustee To Sign Amendments ..........................  94
  SECTION 9.07.  Payment for Consent .................................  94

                                    ARTICLE X

                               Security Documents

  SECTION 10.01.  Collateral and Security Documents ..................  95
  SECTION 10.02.  Release of Collateral ..............................  96
  SECTION 10.03.  Certificates and Opinions ..........................  96
  SECTION 10.04.  Directions to Collateral Agent .....................  97


                                   ARTICLE XI

                           Subordination of Securities

  SECTION 11.01.  Agreement To Subordinate ...........................  97
  SECTION 11.02.  Liquidation, Dissolution, Bankruptcy ...............  97
  SECTION 11.03.  Default on Specified Senior Indebtedness of the
                    Issuers ..........................................  98

  SECTION 11.04.  Acceleration of Payment of Securities ..............  99
  SECTION 11.05.  When Distribution Must Be Paid Over ................  99
  SECTION 11.06.  Subrogation ........................................ 100
  SECTION 11.07.  Relative Rights .................................... 100
  SECTION 11.08.  Subordination May Not Be Impaired by Issuers ....... 100
  SECTION 11.09.  Rights of Trustee and Paying Agent ................. 100
  SECTION 11.10.  Distribution or Notice to Representative ........... 101
  SECTION 11.11.  Article XI Not To Prevent Events of Default or
                        Limit Right To Accelerate .................... 101
  SECTION 11.12.  Trust Moneys Not Subordinated ...................... 101
  SECTION 11.13.  Trustee Entitled To Rely ........................... 101
  SECTION 11.14.  Trustee To Effectuate Subordination ................ 102
  SECTION 11.15.  Trustee Not Fiduciary for Holders of Specified
                        Senior Indebtedness .......................... 102
  SECTION 11.16.  Reliance by Holders of Specified Senior
                        Indebtedness on Subordination Provisions ..... 102

                                  ARTICLE XII

                       Guaranty of Securities, Indemnity

  SECTION 12.01.  Guaranty ........................................... 103
  SECTION 12.02.  Indemnity .......................................... 106
  SECTION 12.03.  Representation and Warranty ........................ 107
  SECTION 12.04.  Waiver of Subrogation .............................. 107

                                  ARTICLE XIII

                           Subordination of Guaranty

  Section 13.01.  Agreement To Subordinate ........................... 108
  Section 13.02.  Liquidation, Dissolution, Bankruptcy ............... 108
  Section 13.03.  Default on Specified Senior Indebtedness of the
                        Company ...................................... 108
  Section 13.04.  Demand for Payment ................................. 110
  Section 13.05.  When Distribution Must Be Paid Over ................ 110
  Section 13.06.  Subrogation ........................................ 110

  Section 13.07.  Relative Rights .................................... 110
  Section 13.08.  Subordination May Not Be Impaired by the Company ... 111
  Section 13.09.  Rights of Trustee and Paying Agent ................. 111
  Section 13.10.  Distribution or Notice to Representative ........... 111
  Section 13.11.  Article XIII Not To Prevent Defaults Under the
                        Guaranty or Limit Right To Demand Payment .... 111
  Section 13.12.  Trustee Entitled To Rely ........................... 112
  Section 13.13.  Trustee To Effectuate Subordination ................ 112
  Section 13.14.  Trustee Not Fiduciary for Holders of Senior
                        Indebtedness of the Company .................. 112
  Section 13.15.  Reliance by Holders of Specified Senior Indebtedness
                        of the Company on Subordination Provisions ... 113

                                  ARTICLE XIV

                                 Miscellaneous

  SECTION 14.01.  Trust Indenture Act Controls ....................... 113
  SECTION 14.02.  Notices ............................................ 113
  SECTION 14.03.  Communication by Holders with Other Holders ........ 114
  SECTION 14.04.  Certificate and Opinion as to Conditions Precedent . 114
  SECTION 14.05.  Statements Required in Certificate or Opinion ...... 115
  SECTION 14.06.  When Securities Disregarded ........................ 115
  SECTION 14.07.  Rules by Trustee, Paying Agent and Registrar ....... 115
  SECTION 14.08.  Legal Holidays ..................................... 115
  SECTION 14.09.  Governing Law ...................................... 116
  SECTION 14.10.  Waiver of Immunities ............................... 116
  SECTION 14.11.  Consent to Jurisdiction;  Appointment of Agent for
                        Service of Process; Waiver of Jury Trial ..... 116
  SECTION 14.12.  No Recourse Against Others ......................... 118
  SECTION 14.13.  Successors ......................................... 118
  SECTION 14.14.  Multiple Originals ................................. 118
  SECTION 14.15.  Table of Contents; Headings ........................ 118

Exhibit A - Form of Initial Security with Guaranty

Exhibit B - Form of Exchange Security with Guaranty

Exhibit C - Form of Transferor Letter of Representation to be Delivered in
            Connection with Transfers Pursuant to Regulation S

Exhibit D - Form of Transferor Letter of Representation to be Delivered in
            Connection with Transfers Pursuant to Regulation S

Exhibit E - Form of Transferor Letter of Representation to be Delivered in
            Connection with Transfers Pursuant to Rule 144A

Exhibit F - Form of Transfer Certificate - IAI Global Security to Rule 144A
            Global Security

Exhibit G - Form of Transfer Certificate - Rule 144A Global Security to IAI
            Global Security

Exhibit H - Form of Exchange Certificate - Exchanges of U.S. Global Security
            for Regulation S Global Security

Exhibit I - Form of Exchange Certificate - Exchanges of Regulation S Global
            Security for U.S. Global Security

Exhibit J - Form of Exchange Certificate - Exchanges of U.S. Global Security
            for Another U.S. Global Security

ANNEX I   - Existing Arrangements

                              CROSS-REFERENCE TABLE


  TIA                                                             Indenture
Section                                                            Section
-------                                                            -------

310(a)(1)    ..............................................    7.10
   (a)(2)    ..............................................    7.10
   (a)(3)    ..............................................    N.A.
   (a)(4)    ..............................................    N.A.
   (b)       ..............................................    7.08; 7.10
   (c)       ..............................................    N.A.
311(a)       ..............................................    7.11
   (b)       ..............................................    7.11
   (c)       ..............................................    N.A.
312(a)       ..............................................    2.05
   (b)       ..............................................    12.03
   (c)       ..............................................    12.03
313(a)       ..............................................    7.06
   (b)(1)    ..............................................    N.A.
   (b)(2)    ..............................................    7.06
   (c)       ..............................................    12.02
   (d)       ..............................................    7.06
314(a)       ..............................................    4.02; 4.12; 12.02
   (b)       ..............................................    N.A.
   (c)(1)    ..............................................    12.04
   (c)(2)    ..............................................    12.04
   (c)(3)    ..............................................    N.A.
   (d)       ..............................................    N.A.
   (f)       ..............................................    4.12
315(a)       ..............................................    7.01
   (b)       ..............................................    7.05; 12.02
   (c)       ..............................................    7.01
   (d)       ..............................................    7.01
   (e)       ..............................................    6.11
316(a)(1)(A) ..............................................    6.05
   (a)(1)(B) ..............................................    6.04
   (a)(2)    ..............................................    N.A.
   (b)       ..............................................    6.07
317(a)(1)    ..............................................    6.08
   (a)(2)    ..............................................    6.09
   (b)       ..............................................    2.04
318(a)       ..............................................    12.01

                           N.A. means Not Applicable.

---------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                        INDENTURE dated as of March 1, 1998, among NSM STEEL
                  (DELAWARE), INC., a Delaware corporation ("NSM (Del)"), NSM STEEL COMPANY, LTD., a company incorporated under the laws of the Cayman Islands ("NSM Cayman" and, together with NSM (Del), the "Issuers"), Nakornthai Strip Mill Public Company Limited, a company incorporated under the laws of Thailand (the "Company") and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").


            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Initial Securities") and, if and when issued as provided in the Registration Rights Agreement of even date herewith, the Issuer's 12 1/4% Senior Subordinated Mortgage Series A Notes Due 2008 (the "Exchange Securities", and together with the Initial Securities, the "Securities").

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions

            "Accounts" means and includes: (i) the Notes DSR Account, (ii) the Offshore Reserve Account, (iii) the Revenue Account, (iv) the Notes Sinking Fund Account and (v) the Operating Account, and any sub-accounts of the foregoing as described in the Security Sharing Agreement.

            "Accreted Value" means, for any particular date of determination (any such date being herein referred to as a

"Specified Date"), the amount provided below for each U.S.$1,000 principal amount at maturity of the Securities outstanding:

            (i) if the Specified Date occurs on one of the following Interest Payment Dates, the Accreted Value will equal the amount set forth below:

                                                                       Accreted
Interest Payment                                                         Value
------------------                                                     ---------
August 1, 1998 ..................................................      $  863.10
February 1, 1999 ................................................         866.50
August 1, 1999 ..................................................         870.30
February 1, 2000 ................................................         874.30
August 1, 2000 ..................................................         878.60
February 1, 2001 ................................................         883.30
August 1, 2001 ..................................................         888.30
February 1, 2002 ................................................         893.60
August 1, 2002 ..................................................         899.40
February 1, 2003 ................................................         905.60
August 1, 2003 ..................................................         912.30
February 1, 2004 ................................................         919.50
August 1, 2004 ..................................................         927.20
February 1, 2005 ................................................         935.50
August 1, 2005 ..................................................         944.40
February 1, 2006 ................................................         953.90
August 1, 2006 ..................................................         964.20
February 1, 2007 ................................................         975.30
August 1, 2007 ..................................................         987.20
February 1, 2008 ................................................       1,000.00

            (ii) if the Specified Date occurs before the first Interest Payment Date, the Accreted Value will equal the sum of (1) the original issue price of the Securities and (2) an amount equal to the product of (a) the respective Accreted Value for the first Interest Payment Date less such original issue price multiplied by (b) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Interest Payment Date, using a 360-day year of twelve 30-day months;

            (iii) if the Specified Date occurs between two Interest Payment Dates, the Accreted Value will equal the sum of (1) the respective Accreted Value for the Interest Payment Date immediately preceding such Specified Date and (2) an amount equal to the product of (i) the respective

Accreted Value for the immediately following Interest Payment Date less the Accreted Value for the immediately preceding Interest Payment Date multiplied by
(ii) a fraction, the numerator of which is the number of days from the immediately preceding Interest Payment Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

            "Additional Assets" means any property or assets (other than Indebtedness and Capital Stock) relating to the operation of the Mill and purchased with the proceeds of an Asset Disposition.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agency Agreement" means the agreement between NSM Steel Company, Ltd. and NSM Steel (Delaware), Inc.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Issuers, the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition of inventory pursuant to a Project Document or in the ordinary course of business, (ii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuers, the Company or a Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, and (iii) transactions permitted under Section 5.01 of this Indenture. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.04 shall not constitute an Asset Disposition.

            "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Credit Facility" means the Credit Facilities Agreement, dated September 27, 1995, among the Company and The Industrial Finance Corporation of Thailand, Thai Farmers Bank Public Company Limited, Siam City Bank Public Company Limited, The Government Savings Bank, First Bangkok City Bank Public Company Limited, Nakornthon Bank Public Company Limited, SCF Finance and Securities Public Company Limited, Siam City Credit Finance and Securities Public Company Limited, IFCT Finance and Securities Public Company Limited and First City Investment Finance and Securities Public Company Limited.

            "Board of Directors" means the board of directors of any of the Issuers or the Company, as the context requires, or any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuers or the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day which is not a legal holiday in the State of New York or Thailand.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.S. GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Qualifying Financial Institution, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any Qualifying Financial Institution, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

            "Cash Flow Sweep Amount" means, with respect to any fiscal quarter of the Company, an amount equal to (a) 50% of the Company's net income before interest expense, taxes, depreciation and amortization for such quarter minus
(b) the sum of (i) the Company's accrued interest expense (other than amortization of original issue discount and deferred debt issuance costs) for such fiscal quarter, (ii) all scheduled principal payments made by the Company on indebtedness during such fiscal quarter, (iii) the amount of taxes actually paid by the Company during such fiscal quarter and (iv) the amount of budgeted capital expenditures made by the Company during such fiscal quarter for the maintenance of the Company's properties and assets; provided, however, that the Cash Flow Sweep Amount in respect of any fiscal quarter shall not exceed the sum of (x) U.S.$15 million and (y) the difference between (A) U.S.$45 million and
(B) the amount of each Cash Flow

Sweep Account in the immediately preceding three fiscal quarters; provided further, however, that the amount described in (y) above shall be adjusted ratably during the first three complete fiscal quarters following the Issue Date to take into account such shorter periods.

            "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (ii) the Company ceasing to own 100% of capital stock of the Issuers; (iii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or
(iv) the acquisition by any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

            "Coal Supply Agreement" means the agreement between the Company and SSM Coal BV dated October 16, 1996.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Co-Gen Facility" means a co-generation electric power plant to be developed in conjunction with one or more affiliates of Enron Corp.

            "Co-Gen Investment" means a loan by the Company to the entity that will operate a cogeneration facility dedicated to the service of the Mill (i) in an aggregate amount not to exceed U.S.$15.5 million and (ii) on financial terms substantially identical to the terms of the Senior Notes.

            "Collateral" means all the collateral described in the Security Documents.

            "Collateral Agent" means The Chase Manhattan Bank, acting as collateral agent, and its permitted successors and assigns.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Commitment" means any commodity future or forward contract, commodity swap, exchange agreement or derivative or other similar agreement or arrangement with respect to the commodities market, excluding put options and similar arrangements and agreements held by the Company or any Subsidiary.


            "Company" means Nakornthai Strip Mill Public Company Limited.

            "Consolidated Cash Flow" for any period for any Person means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other noncash items reducing Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities or amortization of a prepaid cash expense that was paid in a prior period), in each case for such Person and its Subsidiaries for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

            "Consolidated Cash Interest Expense" means for any period for any Person the Consolidated Interest Expense for such Person for such period less any portion thereof not payable in cash.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements of the Company are available to (ii) Consolidated Interest Expense of the Company for such four fiscal quarters; provided, however, that (A) if the Company has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement) only that portion of such Indebtedness that constitutes the one-year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of any party has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and (C) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or Increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (1) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Issuers repaid, repurchased, defeased or otherwise discharged in connection with such Asset Disposition for such period and (2) increased by interest income, if any, attributable to the assets which are the subject of such Asset Disposition for such period.

            "Consolidated Interest Expense" means, for any period for any Person, the total interest expense of such Person and its Subsidiaries determined in accordance with U.S. GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (vi) Interest actually paid by such Person or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income.

            "Consolidated Net Income" means, for any period for any specified Person, the consolidated net income (loss) of such specified Person and its Subsidiaries determined in accordance with U.S. GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person acquired by such Person or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Subsidiary of such specified Person if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such specified Person except to the extent of the dividends or distributions that may be paid during such period by such Subsidiary, (iii) any gain or loss realized upon the sale or other disposition of any assets of such specified Person or its Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles,
(vi) the net income of any other Person, other than a Subsidiary of such specified Person, except to the extent of the lesser of (A) dividends or distributions paid to such specified Person or any of its Subsidiaries by such other Person and (B) the net income of such other Person (but in no event less than zero) shall be included and the net loss of such other Person shall be included only to the extent of the aggregate Investment of such specified Person or any of its Subsidiaries in such other Person and (vii) any noncash expenses attributable to grants or exercises of employee stock options.

            "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its Subsidiaries, determined on a consolidated basis in accordance with U.S. GAAP, as of the end of the most recent fiscal quarter of such Person ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the Issue Date or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

            "Credit Facilities" means the Bank Credit Facility, as such agreement may be amended, supplemented or otherwise modified in writing from time to time, including any agreement extending the maturity of, refunding, Refinancing or replacing such agreement (but in no event shall the definition of Credit Facilities include any amendment, supplement or other modification or agreement increasing the amount of borrowings available to the Company and its Subsidiaries thereunder).

            "Credit Party" means the Company or the Issuers or any Restricted Subsidiary.

            "Credit Qualified Purchaser" means a purchaser of goods from the Company and its Subsidiaries (i) pursuant to the Off-Take Agreements, (ii) whose account receivable is monetized on a non-recourse basis to the Company and its Subsidiaries pursuant to the terms of the Working Capital Credit Facility, (iii) which has an investment grade debt rating (or is a controlled subsidiary of a company with an investment grade debt rating) or (iv) whose account receivable is fully backed by a letter of credit from a Qualified Financial Institution.

            "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Debentures" means the 12 3/4% Subordinated Second Mortgage Debentures Due 2009 of the Issuers.

            "Debenture Offering" means the private placement of the Debentures on the Issue Date.

            "Default" means any event, act or condition which with notice or passage of time or both would become an Event of Default.

            "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Securities Legend or Schedule of Increases or Decreases in Global Security thereof.

            "Depositary" means, with respect to the Global Securities, the Person specified in Section 2.03 as the Depositary with respect to such Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections 4.06 and 4.10 of this Indenture.

            "Downstream Finishing Facilities" means the Company's processing facilities for the production of high-quality pickled and oiled, cold-rolled, galvanized, and other value-added steel products.

            "DRI Plant" means a facility for the production of direct reduced iron and co-generation power.

            "Employment Agreement" means the agreement between the Company and John W. Schultes dated as of the Issue Date.

            "Equity Investment Proceeds" means any amounts received by the Company as a result of the concurrent sale of equity as of the Issue Date net of all related fees and expenses.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Securities" means the 12 1/4% Senior Subordinated Mortgage Series A Notes Due 2008 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Issuers pursuant to the Registration Rights Agreement.

            "Existing Arrangements" shall mean the contracts and other agreements in effect on the Issue Date to the extent specified in Annex I to this Indenture.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the Global Securities Legend and Schedule of Increases or Decreases in Global Security thereof.

            "Global Securities Legend" means the legend set forth under such caption in the form of Initial Security in Exhibit A hereto.

            "Guaranty" means the Guarantee of the Securities by the Company pursuant to, and as described in, Article XII.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Commitment.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

"Hot Mill" means the Company's compact strip production thin-slab hot mill for steel melting, refining, casting and hot-rolling.

            "Incur" means issue, assume, guarantee, incur or otherwise become liable for. Notwithstanding the foregoing, in the event the Company shall have obtained Profitable Operations and, thereafter, enters into any revolving credit or multiple-draw term loan facility in order to fund Phase III Construction Costs, the Company may treat all or any portion of such revolving credit or multiple-draw term debt (subject to an aggregate limit of U.S.$150 million) as being Incurred from and after any date beginning the date that the revolving credit or multiple-draw term loan facility commitment is extended to the Company, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company; provided, however that the undrawn portion of any such revolving or term debt shall be deemed to be outstanding Indebtedness until such time as the commitment thereunder is terminated.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all indebtedness of other Persons secured by a

Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or any Preferred Stock of such Person or any of its Subsidiaries to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements, Interest Rate Agreements and Commodity Commitments. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with U.S. GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Director" means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee) who is qualified under the regulations prescribed by the Stock Exchange of Thailand.

            "Independent Engineer" means Hatch Associates, Ltd.

            "Initial Purchasers" means NatWest Capital Markets Limited, McDonald & Company Securities, Inc., PaineWebber Incorporated and ECT Securities Corp.

            "Initial Securities" means the 12 1/4% Senior Subordinated Mortgage Notes Due 2006, issued under this Indenture on or about the date hereof.

            "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuers or the Company or any of their respective assets, or (ii) any liquidation, dissolution or other winding up of the Issuers or the Company, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liability of the Issuers or the Company.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "Iron Ore Fines Supply Agreement" means the agreement between the Company and MMTC Limited dated February 6, 1997.

            "Issue Date" means the date on which the Securities are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Management Agreement" means the agreement between the Company and Management Co. dated as of the Issue Date.

            "Management Co." means NSM Management Company, LLC.

            "Mechanical Completion" means the point in time when the DRI Plant, the Hot Mill and the Downstream Finishing Facilities have been completed and certified as complete by the Independent Engineer.

            "Mill" means collectively the DRI Plant, the Hot Mill and the Finishing Facilities.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all taxes required to be paid or accrued as a liability under U.S. GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Issuers, the Company or any Restricted Subsidiary after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Issuers, the Company or any Restricted Subsidiary.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

            "Note Depositary Agreement" means the agreement of even date herewith among the Issuers, the Company and The Chase Manhattan Bank as Book-Entry Depositary.

            "Notes DSR Account" means an account maintained with the Collateral Agent and established by the Company on or prior to the Issue Date into which shall be deposited on the Issue Date, a portion of the Notes Net Proceeds, together with a portion of the proceeds of the Debenture Offering, equal to the sum of (i) the aggregate interest to be payable on the Senior Notes on the first three interest payment dates in respect thereof, (ii) the aggregate interest to be payable on the Securities on the first two Interest Payment Dates and (iii) the aggregate interest to be payable on the Debentures on the first two interest payment dates in respect thereof.

            "Notes Net Proceeds" means the net proceeds from the sale of the Securities and the Senior Notes less the portion thereof applied to pay in full all Indebtedness of the Company required to be paid with such proceeds and to pay all fees and expenses relating to the issuance of the Securities and the Senior Notes.

            "Notes Sinking Fund Account" means an account maintained with the Collateral Agent and established by the Company on or prior to the Issue Date into which shall be deposited no later than the fifteenth day following the last day of each fiscal quarter of the Company (based on the Company's fiscal year in effect on the Issue Date), an amount equal to the Cash Flow Sweep Amount.

            "Offering Memorandum" means a preliminary offering memorandum, a supplement to the preliminary offering memorandum and an offering memorandum, as supplemented as of the date of the Purchase Agreement, together with any other document approved by the Issuers for use in connection with the contemplated resale of the Securities.

            "Officer" means, in the case of NSM Steel Company, Ltd. and the Company, any director thereof and, in the case of NSM Steel (Delaware), Inc., the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any General Manager, the Treasurer or the Secretary.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Offshore Reserve Account" means an account maintained with the Collateral Agent and established by the Company on or prior to the Issue Date into which shall be deposited on the Issue Date, the balance (not otherwise deposited in the Notes DSR Account) of the Notes Net Proceeds, together with the balance of the proceeds of the Debenture Offering and Equity Investment Proceeds.

            "Off-Take Agreements" collectively mean the agreements between the Company and Preussag Handel GmbH and the Company and Klockner Steel Trading each dated November 19, 1997, as such agreements may be amended, supplemented or otherwise modified in writing from time to time.

            "Operating Account" means an account or accounts maintained with the Collateral Agent and established by the Company on or prior to the Issue Date into which shall be deposited on the first day of each calendar month an amount such that, immediately after giving effect to such deposit, the balance of such account shall be equal to the sum of (i) the capital expenditures (including Phase II Construction Costs to be paid by the Company to vendors in Thailand) of the Company during that calendar month as estimated in advance in good faith by the Company and (ii) any amount required to be paid during such calendar month in connection with the Bank Credit Facility.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

            "Pari Passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness is not subordinated in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

            "Permitted Foreign Investment" means, with respect to any Person, an Investment by such Person in (i) cash and (ii) Cash Equivalents.

            "Permitted Hedging Obligations" means (a) Indebtedness under Hedging Obligations to the extent related to the Securities and any Refinancing Indebtedness; and (b) Indebtedness under Commodity Commitments or Currency Agreements entered into in the ordinary course of business in good faith as a risk management or hedge against change in market conditions; provided, however, that in the case of this clause (b) the aggregate amount of commodities underlying all such Commodity Commitments on any date, for the Company and the Restricted Subsidiaries, that mature or expire over any 12 month period may not exceed the Company's expected requirements for such commodities over such 12 month period.

            "Permitted Investments" means (i) investments in direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a Qualifying Financial Institution, or, to the extent funds are required by applicable law to be maintained in Baht, certificates of deposit, promissory notes or other instruments, in each case able to be pledged, of a Qualifying Domestic Financial Institution (iii) investments in commercial paper given the highest rating by S&P and Moody's and maturing not more than 90 days from the date of acquisition thereof, (iv) Investments in Phase II Construction Costs, (v) the Co-Gen Investment (less the amount of any Investment made pursuant to clause (viii) below), (vi) Investments in transportation and downstream processing assets using the proceeds of the repayment of the Cogen Investment provided that the Securities are secured by a Lien on such assets that is senior to or pari passu with any other Lien on such assets, (vii) restructurings, swaps or other dispositions of the Related Party Receivable; provided that (a) any such disposition shall result in the receipt by the Company of tangible assets and
(b) the Securities shall be secured by a Lien on such assets that is senior to or pari passu with any other Lien on such assets; and (viii) other investments in an aggregate amount not to exceed the lesser of an amount equal to (a) the sum of all principal repayments on the

U.S.$15.5 million loan made by the Company in connection with the Co-Gen Investment and (b) U.S.$15.5 million.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business, provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure the Securities and the Senior Notes and the Guaranty and the Senior Guaranty and, to the extent such liens secure the Securities, Senior Notes, Guaranty and Senior Guaranty on a first priority basis, Liens to secure the Debentures and the Company's Guarantee of the Debentures on a second priority basis; (h) Liens securing Indebtedness permitted under clause (b)(i) of Section 4.03 of this Indenture to the extent such Liens (other than Liens on inventories) also secure, on an equal and ratable basis, the Issuers' and the Company's obligations under the Securities; (i) Liens existing on the Issue Date; (j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (m) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (i), (j) and (k); provided, however that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (i), (j) or
(k) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "Person" means any individual corporation, partnership, joint venture, association, joint-stock

Issuers, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

            "Phase II Completion" means the completion of the construction of the Hot Mill, the DRI Plant and the Downstream Finishing Facilities.

            "Phase II Construction Costs" mean construction costs associated with the Hot Mill, the DRI Plant and the Downstream Finishing Facilities, in each case certified as true and correct by the Independent Engineer.

            "Phase III Construction Costs" mean construction costs incurred in connection with the Mill after Phase II Completion.

            "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "President and/or CEO" means John W. Schultes or his successor appointed by Management Co.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Private Placement Legend" means the legend set forth under such caption in the form of Initial Security in Exhibit A hereto.

            "Profitable Operations" means the point in time at which Consolidated Cash Flow for a consecutive six month period equals at least 200% of Consolidated Interest Expense for such six month period, to the extent such status has been demonstrated in a certificate of the General Manager delivered to the Trustee and the Collateral Agent, accompanied by a certificate of the Company's independent accountants confirming such results based on a review conducted by such accountants.

            "Project Documents" means and includes (i) the Offtake Agreements,
(ii) the SDI Agreement, (iii) the SDI License Agreement, (iv) the Management Agreement, (v) the Shareholders Agreement, (vi) the Coal Supply Agreement, (vii) the Iron Ore Fines Supply Agreement, (viii) the Working Capital Credit Facility,
(ix) the Agency Agreement, (x) the Employment Agreement and (xi) the Sriracha Harbor Agreement.

            "Purchase Agreement" means the agreement for the purchase of the Securities between the Issuers, the Company, and the Initial Purchasers dated March 2, 1998.

            "Public Equity Offering" means an offering to the public for cash by the Issuers or the Company of its common stock, or options, warrants or rights with respect to its common stock.

            "Qualifying Domestic Financial Institution" means a financial institution in Thailand having capital and surplus in excess of U.S.$1,000,000,000.

            "Qualifying Financial Institution" means a financial institution that (i) is domiciled in the United States, the United Kingdom, France or Germany, (ii) is located in New York, New York and (iii) has capital and surplus in excess of U.S.$5,000,000,000.

            "Redemption Date" means any date on which the Securities are optionally redeemed pursuant to Section 3.07.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

            "Registrable Machinery" means machinery that qualifies for registration pursuant to the Machinery Registration Act (Thailand) and that may be mortgaged to secure a debt.

            "Registration Rights Agreement" means the Registration Rights Agreement dated March 12, 1998, by and between the Initial Purchasers, the Issuers and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

            "Related Party Receivable" means the up to U.S.$50 million of receivables owed to the Company by certain of its affiliates.

            "Representative" means any trustee, agent or representative (if any) for any issue of Specified Senior Indebtedness of the Company.

            "Restricted Period" means the period of 40 consecutive days beginning on and including the first day after the Issue Date.

            "Restricted Subsidiary" means, initially, each Subsidiary of the Company existing on the date of the Indenture, and any other Subsidiary designated from time to time by the Board of Directors of the Company as a "Restricted Subsidiary" in accordance with this Indenture.

            "Revenue Account" means an account or accounts maintained with the Collateral Agent and established by the Company on or prior to the Issue Date into which shall be deposited (directly or through an intermediate account) all sales proceeds, all insurance proceeds and all other amounts received by the Company that are not otherwise required to be deposited in the Notes DSR Account or the Offshore Reserve Account.

            "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., and its successors.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SDI Agreement" means the agreement between NSM Management Company, LLC and Steel Dynamics, Inc. dated as of the Issue Date.

            "SDI License Agreement" means the agreement between the Company and Steel Dynamics, Inc. dated as of the Issue Date.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means all the agreements, charges, documents and instruments governing or creating the security interests in the Collateral for the benefit of the holders of the Securities, the Senior Notes, the Debentures and (except in respect of (iii) and (xi) below) the Bank Credit Facility and shall in any event include (i) Security Sharing Agreement; (ii) Land and Building Mortgage Agreement; (iii) Pledge of Offshore Reserve Account and the Notes DSR Account; (iv) Machinery Pledge Agreement; (v) Machinery Mortgage Agreement; (vi) Assignment or designation as co-beneficiary of Insurance; (vii) Conditional Assignment of Project Documents; (viii) Conditional Assignment or Pledge of the Notes Sinking Fund Account and Revenue Account; (ix) Conditional

Assignment or Pledge of the Operating Account and Revenue Account; (x) Pledge of Permitted Investments; (xi) Pledge of all issued and outstanding shares of each of the Issuers; (xii) Assignment of Performance Bonds; and (xiii) any other documents relating to the Collateral and executed in connection with the foregoing.

            "Security Sharing Agreement" means the Security Sharing Agreement dated as of the Issue Date among the Issuers, the Company, certain Thai financial institutions party to the Bank Credit Facility, the Trustee, the trustees in respect of the Senior Notes and the Debentures, the Book-Entry Depositary, the book-entry depositary for the Senior Notes and the Debentures, and the Collateral Agent.

            "Senior Guaranty" means the Guarantee of the Senior Notes by the Company pursuant to, and as described in, the Senior Note Indenture.

            "Senior Indebtedness" means, with respect to any Person, (i) Indebtedness Incurred pursuant to the Credit Facilities, (ii) the Senior Notes and the Securities and (iii) all indebtedness of such Person, including interest thereon (including Post-Petition Interest), whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities or the applicable Guaranty; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guaranties thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (other than the Securities) which is expressly subordinate in right of payment to any other Indebtedness of such Person, including any Subordinated Indebtedness, (5) any obligations with respect to any Capital Stock, or (6) any Indebtedness Incurred in violation of the Indenture.

            "Senior Notes" means the 12% Senior Mortgage Notes Due 2006 of the Issuers.

            "Senior Note Indenture" means the indenture of even date herewith entered into in connection with the issuance of the Senior Notes, among the Issuers, the Company and the Trustee.

            "Shareholders' Agreement" means the agreement dated as of the Issue Date between Steel Dynamics, Inc., Enron Corp., McDonald & Company Securities, Inc., Sawasdi Horrungruang and N.T.S. Steel Group (Plc.) Co., Ltd. and the Company.

            "Specified Senior Indebtedness" means, with respect to the Company and its Restricted Subsidiaries, (i) Indebtedness of the Company or such Restricted Subsidiaries represented by the Senior Notes and refinancings thereof with Senior Indebtedness permitted by the Senior Note Indenture to the extent the instrument governing such Refinancing Indebtedness states that it shall be Specified Senior Indebtedness, and (ii) Indebtedness of the Company Incurred pursuant to the Senior Guaranty, in the case of each clause (i) and (ii), together with accrued and unpaid interest (including Post-Petition Interest) in respect of such Indebtedness.

            "Sriracha Harbor Agreement" means the agreement between Sriracha Harbor Public Company Limited and the Company, relating to the use by the Company, of the Sriracha Harbor port to be dated as of the Issue Date.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

            "Subordinated Indebtedness" means Indebtedness of the Company, the Issuers or a Restricted Subsidiary that is subordinated in right of payment to the Senior Notes or, any applicable Guarantee of the Senior Notes; provided, however, that the term "Subordinated Indebtedness" shall be deemed not to include the Securities.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other Interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Issuers and the Company.

            "Thai GAAP" means generally accepted accounting principals in Thailand as in effect as of the date of this Indenture.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the Private Placement Legend.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "U.S. GAAP" means generally accepted accounting principles in the United States as in effect as of the date of the Indenture. All ratios and computations based on U.S. GAAP contained in the Indenture shall be computed in conformity with U.S. GAAP.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than the Issuers) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted in Section 4.04.

            "Vendor Financing" means financing made available by vendors to finance equipment and/or plant included in the Mill on extended pay terms.

            "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by the Company or another Wholly-Owned Restricted Subsidiary.

            "Working Capital Credit Facility" means the Credit Facility dated as of the Issue Date between the Company and Banque Nationale de Paris, as such agreement may be amended, supplemented, or otherwise modified in writing from time to time (but in no event shall the definition of Working Capital Credit Facility include any amendment, supplement or other modification increasing the amount of borrowings available to the Company and its subsidiaries thereunder).

            SECTION 1.02. Other Definitions.

                                                        Defined in
                            Term                         Section
                            ----                         -------

         "Additional Amounts"....................         4.20(a)
         "Affiliate Transaction" ................         4.13
         "Agent Members" ........................         2.13(a)
         "Authorized Agent" .....................        12.11(b)
         "Bankruptcy Law" .......................         6.01
         "bankruptcy provision" .................         6.01
         "Book-Entry Depositary" ................         2.13
         "Collateral"............................        10.02
         "Company Collateral"....................        10.01
         "covenant defeasance option" ...........         8.01(b)
         "Custodian" ............................         6.01
         "Definitive Registered Securities" .....         4.17(a)
         "Event of Default" .....................         6.01
         "IAIs" .................................         2.01(b)
         "IAI Global Security" ..................         2.01(b)
         "legal defeasance option" ..............         8.01(b)
         "Legal Holiday" ........................        12.08
         "Obligations ...........................        13.01
         "Offer" ................................         4.06(b)

         "Offer Amount" .........................         4.06(c)
         "Offer Period" .........................         4.06(c)
         "Paying Agent" .........................         2.03
         "Purchase Date" ........................         4.06(c)
         "QIB Global Security" ..................         2.01(b)
         "QIBs" .................................         2.01(b)
         "Reports" ..............................         4.02
         "Registrar".............................         2.03
         "Regulation S" .........................         2.01(b)
         "Regulation S Global Security" .........         2.01(b)
         "Restricted Payment" ...................         4.04
         "Stage III Tender"......................         4.07
         "Successor Company" ....................         5.01
         "Taxes" ................................         4.20(a)
         "U.S. Global Securities" ...............         2.01(b)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuers, the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Thai GAAP or U.S. GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuers dated such date prepared in accordance with Thai GAAP or U.S. GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (9) unless otherwise indicated, all references in this Indenture to "$" mean United States dollars and all references to "Baht" mean Thai Baht.

            SECTION 1.05. Business Day Certificate. Within 15 days after the Issue Date and thereafter, within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to the succeeding calendar years), the Issuers shall, or shall cause the Collateral Agent to, deliver to the Trustee an Officers' Certificate (or a written notice in the case of the Collateral Agent) specifying the days on which banking institutions in Bangkok, Thailand are authorized or required by law to close.


                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this

Indenture, and as otherwise provided in this Article II. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A and B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            (b) Global Securities. The Initial Securities are being offered and sold by the Issuers to the Initial Purchasers pursuant to the Purchase Agreement.

            Initial Securities offered and sold to QIBs in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of a single Global Security in global form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are set forth in Exhibit A hereto, except as otherwise permitted herein (the "Rule 144A Global Security"). On the Issue Date a similar Global Security, (the "IAI Global Security" and, together with the Rule 144A Global Security, the "U.S. Global Securities") in global form shall also be issued to accommodate offers and sales of Securities to IAIs. The U.S. Global Securities shall be deposited initially with the Book-Entry Depositary pursuant to the terms of the Depositary Agreement, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each U.S. Global Security may from time to time be increased or decreased by adjustments made by annotation or endorsement thereon by the Trustee on behalf of the Issuers (or by the issue of a further U.S. Global Security of the same type), in connection with a corresponding decrease or increase in the aggregate principal amount of the other U.S. Global Security or the Regulation S Global Security or in consequence of the issue of Definitive Securities or additional U.S. Securities, as hereinafter provided. The U.S. Global Securities and all other Initial Securities evidencing the debt, or any portion of the debt, initially evidenced by such U.S. Global Securities, other than Securities transferred or exchanged upon certification as provided in Section 2.14(a)(i)(1), (2) or (6), shall collectively be referred to herein as the "U.S. Securities".

            Initial Securities offered and sold in reliance on Regulation S as provided in the Purchase Agreement, shall be issued initially in the form of a single Global Security in global form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are set forth in Exhibit A hereto, except as otherwise permitted herein, which shall be deposited initially with the Book-Entry Depositary pursuant to the terms of the Depositary Agreement, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Such Global Security shall be referred to herein as the "Regulation S Global Security". The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made by annotation or endorsement thereon by the Trustee on behalf of the Issuers (or by the issue of a further Regulation S Global Security), in connection with a corresponding decrease or increase in the aggregate principal amount of a U.S. Global Security or in consequence of the issue of Definitive Securities or additional Regulation S Securities, as hereinafter provided. The Regulation S Global Security and all other Initial Securities that are not U.S. Global Securities shall collectively be referred to herein as the "Regulation S Securities".

            SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Securities for the Issuers by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery (1) Initial Securities for original issue in an aggregate principal amount at maturity of $203,500,000, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Issuers signed by one Officer thereof. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities, whether the Securities shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $203,500,000 except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Issuers, and the Trustee shall notify the Holders of the name and address of any agent not a party to this Indenture. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. The Issuers may remove any Paying Agent, Registrar or co-registrar without prior notice to any Holder. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

            The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

            The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Securities.

            The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above and shall otherwise comply with TIA ss.312(a). The Registrar or Paying Agent may resign at any time upon written notice.

            The Paying Agent shall comply with all withholding tax, information reporting and backup withholding tax requirements under the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, the Securities (including, without limitation, furnishing to the Holders and collecting Internal Revenue Service ("IRS") Forms 1001, 4224, W-8 or W-9 (or any successor forms), as the case may be, and filing IRS Forms 1042 and 1042-S with respect thereto). As promptly as possible after the payment of any withholding tax, the Paying Agent shall deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 10:00 A.M., New York City time, on each due date of the principal, interest and Additional Amounts, if any, on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and Additional Amounts, if any, then so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Any money deposited with any Paying Agent in trust for the payment of principal, interest or Additional Amounts, if any, on any Security and remaining unclaimed for two years after such principal and interest or Additional Amounts, if any, has become due and payable shall be paid to the relevant Issuer at its request; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Issuers for payment thereof, and all liability of the Paying Agent with respect to such money shall thereupon cease.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and the transfer of the Securities shall be registerable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if its requirements therefor are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuers may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Issuers, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and, subject to the record date provisions of this Indenture, interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to Section 2.06 (other than in respect of the Exchange Offer, except as otherwise provided in the Registration Rights Agreement).

            All Securities issued upon any registration of transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements therefor are met, such that the Holder (i) provides evidence to the satisfaction of the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such a request to the Issuers or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Issuers.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

            If a Security is replaced pursuant to Section 2.07, such replaced Security ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that such replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after the date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

            SECTION 2.09. Temporary Securities. Until Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities at the office or agency of the Issuers, without charge to the Holder.

            SECTION 2.10. Cancelation. The Issuers at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to the Registrar or Paying Agent for registration of transfer, exchange, payment or cancelation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures unless otherwise directed by written direction of an Officer of the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers shall pay the defaulted interest to, in the case of Definitive Securities, the Persons who are Securityholders or, in the case of a Global Security, to the Holder thereof on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

            SECTION 2.12. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

            SECTION 2.13. Book-Entry Provisions for Global Securities. Each Global Security initially shall be registered in the name of The Chase Manhattan Bank as Book-Entry Depositary ("Book-Entry Depositary") pursuant to the terms of the Note Depositary Agreement. The Book-Entry Depositary will issue one or more certificateless depositary interests to the Depositary. Upon confirmation by the Depositary that the Book-Entry Depositary has custody of the Global Security and upon acceptance by the Depositary of the certificateless depositary interest pursuant to the applicable letter of representations, the Depositary will record a beneficial interest in such Global Security. Each Global Security shall be delivered to the Book-Entry Depositary. Beneficial interests in the Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depositary (including Cedel and Euroclear in the case of the Regulation S Global Security).

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Book-Entry Depositary, or under such Global Security, and the Book-Entry Depositary may be treated by the Issuers, the Company, the Trustee and any agent of the Issuers, the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever, except as otherwise provided herein. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Company, the Trustee or any agent of the Issuers, the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of a non-certificated depositary interest in a Global Security shall be limited to transfers of such non-certificated depositary interest in a Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of Sections 2.06 and 2.14. Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice, or (ii) Book-Entry Depositary notifies the Issuers that it is unwilling or unable to continue as Book-Entry Depositary and a successor book-entry depositary is not appointed by the Issuers within 90 days of such notice or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or the Trustee to permit such transfers.

            (c) Any Initial Securities which are presented to the Registrar for exchange pursuant to the Exchange Offer shall be exchanged for Exchange Securities of equal principal amount upon surrender to the Registrar of the Initial Securities to be exchanged; provided, however, that the Initial Securities so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Issuers, the Trustee and the Registrar duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder the same aggregate principal amount of Exchange Securities as those Initial Securities that have been surrendered.

            (d) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities. Whenever all of a Global Security is exchanged for one or more Definitive Securities, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Security is exchanged for one or more Definitive Securities the Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Security such that the principal amount of such Global Security will be equal to the portion of such Global Security not exchanged and shall thereafter return such Global Security to such Holder. All Definitive Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary, after conferring with the Registrar, shall instruct the Trustee. Every Security authenticated and delivered in exchange for or in lieu of a Global Security, or any portion thereof, pursuant to Section 2.14(a), 2.14(b) or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for a Definitive Security other than as provided in Section 2.13(b).

            (e) Holders of Initial Securities (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuers or the Company upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuers or the Company is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Securities.

            SECTION 2.14. Special Transfer Provisions. (a) Provisions Applicable Solely to Initial Securities. The following procedures and restrictions shall not apply with respect to Initial Securities transferred or exchanged for the account of a Person who is not an Affiliate of the Issuers at the time of the transfer or exchange and has not been an Affiliate during the preceding three months, provided a period of at least two years has elapsed since the later of the date the Initial Securities were acquired from the Issuers or from an Affiliate of the Issuers.

            (i) Notwithstanding any other provisions of this Indenture or the Securities, transfers and exchanges of interests in an Initial Global Security of the kinds described in clauses (1) through (5) below and exchanges of interests in Initial Global Securities or of other Initial Securities as described in clauses (6) through (9) below, shall be made only in accordance with this Section 2.14(a), and all transfers of an interest in the Regulation S Global Security shall comply with clause (10) below.

            (1) Transfers of U.S. Global Security to Regulation S Global Security During the Restricted Period. If the holder of a beneficial interest in a U.S. Global Security wishes at any time during the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depositary, the Euroclear Operator and Cedel, to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.14(a)(i)(1). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit C given by the transferor, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the U.S. Global Security and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the U.S. Global Security to be so transferred, by annotation thereon.

            (2) Transfers of U.S. Global Security to Regulation S Global Security After the Expiration of the Restricted Period. If the holder of a beneficial interest in a U.S. Global Security wishes at any time after the expiration of the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.14(a)(i)(2). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit D given by the transferor, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the U.S. Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the U.S. Global Security to be so transferred, by annotation thereon.

            (3) Transfers of Regulation S Global Security to U.S. Global Security. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a U.S. Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.14(a)(i)(3). Upon compliance with the Applicable Procedures, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the Regulation S Global Security, and to increase the principal amount of the applicable U.S. Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred, by annotation thereon; provided, however, that, prior to the expiration of the Restricted Period, such transfer shall be made only if, in addition, the Book-Entry Depositary has received a certificate in substantially the form set forth in Exhibit E given by the transferor (and, in the case of a transfer to the IAI Global Security, a signed letter from the transferee in substantially the form set forth in Annex A thereto).

            (4) Transfers of IAI Global Security to Rule 144A Global Security. If the holder of a beneficial interest in the IAI Global Security (whether during the Restricted Period or after the expiration of the Restricted Period) wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.14(a)(i)(4). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit F given by the transferor, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the IAI Global Security from which such transfer is to be made, and to increase the principal amount of the Rule 144A Global Security, by the principal amount of the beneficial interest in the IAI Global Security to be so transferred, by annotation thereon.

            (5) Transfers of Rule 144A Global Security to IAI Global Security. If the holder of a beneficial interest in the Rule 144A Global Security (whether during the Restricted Period or after the expiration of the Restricted Period) wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the IAI Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.14(a)(i)(5). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit G given by the transferor and a signed letter from the transferee substantially in the form set forth in Annex A thereto, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the Rule 144A Global Security from which such transfer is to be made, and to increase the principal amount of the IAI Global Security, by the principal amount of the beneficial interest in the Rule 144A Global Security to be so transferred, by annotation thereon.

            (6) Exchanges of U.S. Global Security for Regulation S Global Security. If the holder of a beneficial interest in a U.S. Global Security wishes at any time to exchange such interest for a beneficial interest in the Regulation S Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.14(a)(i)(6). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit H, given by the holder of the beneficial interest, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of such U.S. Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in such U.S. Global Security to be so exchanged, by annotation thereon.

            (7) Exchanges of Regulation S Global Security for U.S. Global Security. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange such interest for a beneficial interest in a U.S. Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.14(a)(i)(7). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit I, given by the holder of the beneficial interest, the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the Regulation S Global Security, and to increase the principal amount of the applicable U.S. Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged, by annotation thereon.

            (8) Exchanges of U.S. Global Security for another U.S. Global Security. If the holder of a beneficial interest in a U.S. Global Security wishes at any time to exchange such interest for a beneficial interest in the other U.S. Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.14(a)(i)(8). Upon receipt by the Book-Entry Depositary of a certificate in substantially the form set forth in Exhibit J given by the holder of the beneficial interest (and including, in the case of an exchange into the IAI Global Security, a signed letter substantially in the form set forth in Annex A thereto), the Book-Entry Depositary shall present the Initial Global Securities to the Trustee on behalf of the Issuers to reduce the principal amount of the U.S. Global Security to be exchanged, and to increase the principal amount of the other U.S. Global Security, by the principal amount of the beneficial interest in the U.S. Global Security to be so exchanged, by annotation thereon.

            (9) Other Exchanges. In the event that an Initial Global Security or any portion thereof is exchanged for Initial Securities in definitive form pursuant to Section 2.13(b) hereof, such Definitive Securities may in turn be exchanged (on transfer or otherwise) for other Definitive Securities and only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (1) through (8) above and (10) below) (including the certification requirements intended to ensure that transfers and exchanges of beneficial interests in an Initial Security comply with Rule 144A or Regulation S, as the case may be) and any Applicable Procedure as may from time to time be adopted by the Issuers and the Registrar.

            (10) Interests in Regulation S Global Security to be Held Through the Euroclear Operator or Cedel. Until the expiration of the Restricted Period, interests in the Regulation S Global Security may be held only through the Euroclear Operator and Cedel; provided, however, that this clause (10) shall not prohibit any transfer in accordance with Section 2.14(a)(i)(3).

            (ii) Each Initial Security issued hereunder shall, upon issuance, bear the legend set forth on the form of the Security attached hereto as Exhibit A and such legend shall not be removed from such Initial Security except as provided in the next sentence. The legend required for an Initial Security may be removed from an Initial Security if there is delivered to the Issuers such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuers, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such

Security will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuers, shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend. If such a legend required for an Initial Security has been removed from an Initial Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Issuers have reasonable cause to believe that such other Security is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

            (b) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.

            The Registrar shall retain in accordance with its customary procedures copies of all letters, notices and other written communications received pursuant to Section 2.14. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.15. Allocation of Purchase Price. Based on the Company's estimate of the relative fair market values of the Initial Securities and the warrants issued in conjunction with the Initial Securities (the "Warrants"), the Issuers and the Trustee (on behalf of the Securityholders) agree to treat for U.S. federal income tax purposes $955.70 of each $1,000 of principal amount of the Initial Securities as allocable to the Initial Securities (which amount the Company will treat as the issue price of such Securities for U.S. federal income tax purposes) and $44.30 as allocable to the Warrants.


                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering pursuant to Section 3.07(b), the Trustee shall select the Securities to be redeemed only on a pro rata basis (to the extent practicable) or by lot, unless such method is otherwise prohibited by applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly (and, in any event, at least 30 days prior to redemption) of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Issuers default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

            (8) the CUSIP number, if any, printed on the Securities being redeemed; and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section at least 40 days (unless a shorter period shall be acceptable to the Trustee) prior to the redemption date.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that installments of interest due on an interest payment date that is on or prior to the redemption date shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 A.M., New York City time, on the Business Day immediately preceding the redemption date, the Issuers shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. Optional Redemption. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to February 1, 2003. On and after that date, the Issuers may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:

                                                              Redemption
Period                                                          Price
------                                                        ----------

2003 ...................................................      106.1250%
2004 ...................................................      104.0417
2005 ...................................................      103.0625
2006 and thereafter ....................................      100.0000

            (b) Notwithstanding the foregoing, at any time prior to February 1, 2001, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount at maturity of Securities with the net cash proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount at maturity thereof) of 112.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after any such redemption the aggregate principal amount at maturity of the Securities outstanding must equal or exceed $132,000,000.

            (c) The Securities may be redeemed at the option of the Issuers, in whole but not in part, or paid in full but not in part prior to maturity at the option of the Company, upon not less than 30 nor more than 60 days' notice given as provided in Section 3.03, at any time at 103% of the Accreted Value thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of the Cayman Islands or Thailand (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Cayman Islands or Thailand (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Indenture (i) (A) the Issuers are required, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts in respect of payments on the Securities in excess of the 15% withholding requirement as of the Closing Date as a result of the imposition of Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction); (B) the Company is, or on the next succeeding interest payment date would be, unable for reasons outside of its control, to procure payment by the Issuers and, with respect to any payment due, or to become due, under the Securities or the Guaranty, the Company is required, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts as a result of the imposition of Taxes by the Cayman Islands or Thailand or (C) with respect to any payment to an Issuer to enable an Issuer to make any payments under the Securities, the Company or NSM Cayman is, or on the next Interest Payment Date would be, required to deduct or withhold Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers or the Company that do not require undue effort or costs (including, without limitation, the Company making payments directly to holders under the Guaranty). In addition, the Issuers or the Company, as the case may be, will also pay to holders on the redemption date any Additional Amounts which would otherwise be payable; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers or the Company, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities or a Guaranty were then due.

            Prior to the publication of the notice of redemption in accordance with the foregoing, the Issuers or the Company shall deliver to the Trustee an Officers' Certificate stating that (x) the Issuers are or the Company is entitled to effect such redemption based on a written opinion of counsel or written advice of a nationally recognized independent tax counsel, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in either of subclauses (A) or (B) or (C) of clause
(i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Issuers or the Company to the Trustee, will be irrevocable.


                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. Commission Reports. The Company and the Issuers will furnish the Trustee and provide to the holders of the Securities, within 15 days after it files them with the Commission, copies of the reports (the "Financial Statements") and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company and the Issuers file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act ("Reports"). In the event that the Company and the Issuers are not required to file such reports with the Commission pursuant to the Exchange Act, the Issuers will nevertheless deliver Quarterly Reports to the holders of the Securities within 15 days after they would have been required to file it with the Commission.

            SECTION 4.03. Limitation on Indebtedness. (a) Neither the Issuers or the Company shall Incur, nor shall the Company permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness on or after the Issue Date unless on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 3.0:1.0.

            (b) Notwithstanding the foregoing paragraph (a), the Issuers or the Company may Incur on or after the Issue Date the following Indebtedness:

            (i) Indebtedness of the Company Incurred pursuant to the Credit Facilities;

            (ii) Indebtedness represented by the Securities, the Senior Notes and the Debentures;

            (iii) Indebtedness of the Company Incurred pursuant to Vendor Financing; provided, however, that the aggregate principal amount of all Vendor Financing Incurred pursuant to this clause (iii) (other than any such Indebtedness pursuant to Existing Arrangements) does not exceed U.S.$10 million at any time outstanding;

            (iv) Indebtedness of the Issuers represented by Capitalized Lease Obligations, or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of the Mill or Refinancing Indebtedness Incurred to refinance any such purchase price or cost of construction or improvement, in each case (other than Refinancing Indebtedness) Incurred no later than 90 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause
      (iv) shall not exceed U.S.$10 million at any time outstanding;

            (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company to its customers in the ordinary course of its business, (B) in respect of performance bonds or similar obligations of the Company for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business,

            (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business in an amount not to exceed U.S.$5 million at any time; provided that such Indebtedness is extinguished within two business days of its Incurrence;

            (vii) Indebtedness of the Company under the Working Capital Credit Facility, as such facility may be amended and/or supplemented from time to time; provided in each case that any indebtedness under such facility as amended or supplemented is secured only by accounts receivable of the Company;

            (viii) Indebtedness of the Company consisting of Permitted Hedging Obligations;

            (ix) Indebtedness outstanding on the Issue Date;

            (x) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (vii), or (ix) or this clause (x); and

            (xi) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company, the Issuers and the Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by paragraph (a) or clauses (i) through (x) above), does not exceed U.S.$20 million.

            (c) Notwithstanding the foregoing, neither the Issuers nor the Company may incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Specified Senior Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the Securities to at least the same extent as to such Specified Senior Indebtedness.

            (d) Notwithstanding the foregoing, neither the Company nor the Issuers shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness.

            (e) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of its Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses, and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

            SECTION 4.04. Limitation on Restricted Payments. (a) Neither the Issuers or the Company will, nor will the Company permit any Restricted Subsidiary to, directly or indirectly:

            (i) declare or pay any dividend or make any other distribution or payment on or in respect of its Capital Stock (including dividends or distributions of the Capital Stock of any Restricted Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of its Capital Stock (other than dividends or distributions payable in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire such Capital Stock);

            (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any of its Capital Stock or any Capital Stock of any of its Affiliates (other than Capital Stock of any Wholly-Owned Restricted Subsidiary or Capital Stock of a Person that is, or immediately following such repurchase will become, a Wholly-Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

            (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

            (iv) Incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary of the Company) except as permitted under Section 4.03(a);

            (v) make any Investment in any Person (other than any Permitted Investments); or

            (vi) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vi) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless (x) with respect to payments to be made in the period prior to December 31, 2001 the Company has achieved Profitable Operations, and (y) at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Issuers or the Company could Incur U.S.$1.00 of additional Indebtedness under the provisions of Section 4.03(a); and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture does not exceed the sum of:

                  (A) 50% of the aggregate cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries accrued during the period (treated as a single accounting period) beginning on the first day of the Company's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, 100% of such loss (treating a loss as a negative number));

                  (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Capital Stock (other than Disqualified Stock) or any options, warrants or rights to purchase such Capital Stock;

                  (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options or warrants to purchase Capital Stock (other than Disqualified Stock) of the Company; and

                  (D) U.S.$10 million.

            (b) Notwithstanding the foregoing, and, in the case of clauses (i) through (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit the following actions (clauses (i) through (iv) being referred to as "Permitted Payments"):

            (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this section and such payment will be deemed to have been paid on (and included in the calculation of the amount of Restricted Payments) such date of declaration for purposes of the calculation required by paragraph (a) of this section;

            (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of other Capital Stock (other than Disqualified Stock) of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Capital Stock (other than Disqualified Stock) are excluded from clauses (3)(B) and (3)(C) of paragraph (a) of this section, and such repurchases, redemptions or acquisitions shall be excluded from the calculation of the amount of Restricted Payments;

            (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of the Company) of any Capital Stock (other than Disqualified Stock) of the Company; provided that the Net Cash Proceeds from the issuance of such Capital Stock (other than Disqualified Stock) are excluded from clauses (3)(B) and (3)(C) of paragraph (a) of this section, and such repurchases, redemptions, defeasances, retirements or acquisitions shall be excluded from the calculation of the amount of Restricted Payments;

            (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) or Pari Passu Indebtedness (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Indebtedness to be refinanced; and

            (v) repurchases of Debentures pursuant to a Stage III Tender so long as the Issuers and the Company also offer to purchase all outstanding Securities, and purchase all Securities tendered, in such Stage III Tender.

            For purposes of this Section, if the Board of Directors designates a Restricted Subsidiary as an Unrestricted Subsidiary, or a Restricted Subsidiary is deemed to be so designated, a "Restricted Payment" shall be deemed to have been made in an amount equal to the fair value of the Investment of the Company and its other Restricted Subsidiaries in such Restricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good-faith determination shall be conclusive. If a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the noncash portion of such Restricted Payment as determined by the Board of Directors, whose good-faith determination shall be conclusive.

            SECTION 4.05. Limitation on Liens. Neither the Issuers nor the Company will affirm or permit to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness of the Issuers or the Company (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Issuers or the Company or any Subsidiary owned on the date of the Indentures or acquired after the date of the Indentures, or any income or profits therefrom, other than Permitted Liens.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit either of the Issuers or any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company, the Issuers or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company, the Issuers or such Restricted Subsidiary is in the form of cash or Cash Equivalents, (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied: (A) if at the time of the Asset Disposition the Company has not yet achieved Profitable Operations, pro rata to a mandatory offer by the Issuers and the Company to purchase Securities at 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, thereon, and the repayment of principal and accrued and unpaid interest, if any, under the Bank Credit Facility and (B) if at the time of the Asset Disposition the Company has achieved Profitable Operations, at the Company's option either to (1) the investment in or acquisition of Additional Assets within 365 days from the later of such Asset Disposition and the receipt of such Net Available Cash or (2) pro rata to a mandatory offer by the Issuers and the Company to purchase Securities at 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest and Additional Amounts, if any, thereon, and the repayment of principal and accrued and unpaid interest, if any, under the Bank Credit Facility; provided that the Issuers and the Company shall be required to purchase Indebtedness pursuant to clause (2) to the extent of the balance of such Net Available Cash after application in accordance with clause (1). The Issuers shall not be required to make an offer to purchase Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than U.S.$10 million for any particular

Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Notwithstanding the foregoing provisions, Net Available Cash shall not be required to be applied in accordance herewith to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time does not exceed U.S.$10 million.

            Notwithstanding the foregoing, to the extent the Senior Note Indenture limits the repurchase of Securities, the Issuers shall not be required to make an offer hereunder for the repurchase of Securities.

            For the purposes of this Section 4.06, the following will be deemed to be cash: (x) the assumption by transferee of Senior Indebtedness of the Company, the Issuers or any Restricted Subsidiary and the release of the Company, the Issuers or any Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company, the Issuers or any Restricted Subsidiary from the transferee that are promptly (and in any event within 60 days) converted by the Company, the Issuers or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(A) or (B)(2), the Issuers shall be required to purchase Securities tendered by the Holders pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Purchase Date (as defined below) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c).

            (c) (1) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuers either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuers which the Issuers in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed annual report (including audited consolidated financial statements) of the Issuers and any other information provided by the Issuers to its public shareholders generally on an annual basis, the most recently filed Reports, and any current reports of the Issuers filed subsequent to such Report, other than current reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuers shall also irrevocably deposit with the Trustee or with the Paying Agent an amount equal to the Offer Amount to be invested at the written direction of the Issuers in Cash Equivalents and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuers shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuers to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Issuers promptly after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Offer to Repurchase Upon Failure to Attain Profitable Operations. (a) If the Company does not achieve Profitable Operations prior to December 31, 2001, the Issuers shall be required to use any amounts in the Offshore Reserve Account to undertake an offer to purchase Securities (and, at the Company's election, Senior Notes and Debentures) pro rata at 100% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, thereon ("Stage III Tender").

            (b) The Issuers will be required to conduct a Stage III Tender and to purchase tendered Securities in accordance with the procedures set forth in Section 4.10(b), (c), (d) and (e).

            SECTION 4.08. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. Neither the Issuers nor the Company will permit (i) any Restricted Subsidiary to issue any Capital Stock (other than to the Issuers or the Company or any Wholly Owned Restricted Subsidiary) or (ii) any Person (other than the Issuers or the Company or a Wholly Owned Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from the Issuers or the Company or any Restricted Subsidiary, except upon the sale of all of the outstanding Capital Stock of such Restricted Subsidiary owned by the Issuers or the Company or another Restricted Subsidiary and the designation of such Subsidiary as an Unrestricted Subsidiary; provided, however, that the Issuers or the Company or a Restricted Subsidiary may issue or sell common stock of a Restricted Subsidiary to a Person that is not an Affiliate of the Company so long as, on or prior to the consummation of such issuance or sale, such Restricted Subsidiary issues and delivers a supplemental indenture to the Indentures providing for the guarantee of the Securities, which guarantee shall be a senior obligation of such Restricted Subsidiary.

            SECTION 4.09. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Neither the Issuers or the Company will, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Issuers or the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Issuers or the Company or any other Restricted Subsidiary, (c) make any Investment in the Issuers or the Company or (d) transfer any of its properties or assets to the Issuers or the Company or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with the Bank Credit Facility or the Securities as in effect on the Issue Date, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture that is in existence at the time such Person becomes a Restricted Subsidiary of the Company and not Incurred in connection with, or in contemplation, of, such Person becoming a Restricted Subsidiary, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuers or the Company or any

Restricted Subsidiary and (iv) any encumbrance or restriction existing under any agreement effecting a Refinancing of Indebtedness referred to in clause (i),
(ii) or (iii) above or this clause (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing such Refinancing Indebtedness so extended, renewed, refinanced or replaced.

            SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, to date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b); provided, however, that prior to repurchasing any Securities pursuant to this Section 4.10(a), the Issuers shall (i) repay in full the Senior Notes or (ii) otherwise obtain the requisite consent under the Senior Notes to permit the repurchase of the Securities.

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to repurchase such Holder's Securities at a price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

            (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (3) the procedures determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price, plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.11. Compliance Certificate. The Issuers and the Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Issuers and the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers and the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture, the Security Documents and each other agreement delivered in connection herewith or therewith.

            SECTION 4.13. Limitation on Affiliate Transactions. Neither the Issuers nor the Company will, and the Company will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (an "Affiliate Transaction") unless: (a) the terms of such Affiliate Transaction are no less favorable to the Issuers or the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (b) in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of such Person and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (a) above); and (c) in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$10 million, such Person has received a written opinion from an independent investment banking firm or other similar expert of nationally recognized standing that such Affiliate Transaction (i) is fair to the Issuers or the Company or such Restricted Subsidiary, as the case may be, from a financial point of view, or
(ii) complies with the requirements of clause (a) above.

            The foregoing paragraph shall not apply to (a) any Restricted Payment permitted to be made pursuant to Section 4.04, (b) loans or advances to employees in the ordinary course of business of the Company and/or any Subsidiary in aggregate amount outstanding not to exceed U.S.$l million at any time, (c) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company or any Subsidiary, in each case in the ordinary course of business, (d) transactions pursuant to agreements in existence on the Issue Date which (x) are described in the Offering Memorandum or (y) otherwise, in the aggregate, are immaterial to the Issuers, the Company and the Restricted Subsidiaries taken as a whole, (e) any employment, noncompetition or confidentiality agreements entered into with its employees in the ordinary course of business, (f) the issuance of Capital Stock (other than Disqualified Stock) of the Issuers to the Company and (g) sublease arrangements on commercial terms covering shared space.

            SECTION 4.14. Limitation on Sale Leaseback Transactions. Neither the Issuers nor the Company shall, and the Company shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Issuers, the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section
4.03 and (B) create a Lien on such property securing such Attributable Indebtedness pursuant to Section 4.05, (ii) the net proceeds received by the Issuers, the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the proceeds of such transaction are applied in compliance with Section 4.06.

            SECTION 4.15. Limitation on Issuances of Capital Stock. Neither the Issuers nor any Restricted Subsidiary will issue any Capital Stock to any Person other than to the Company.

            SECTION 4.16. Limitation on Sales to non-Credit Qualified Purchasers. Until the earlier of the third anniversary of the Issue Date and the date upon which the Company achieves Profitable Operations, the Company shall not permit the aggregate amount of the accounts receivable of it and its subsidiaries from non-Credit Qualified Purchasers to exceed U.S.$10 million at any one time outstanding.

            SECTION 4.17. Line of Business. The Company will not, and will not permit the Issuers or any Subsidiary to, engage in any business other than its ownership of the Mill and the assets and liabilities of the Mill and any business ancillary or reasonably related thereto.

            SECTION 4.18. Ownership. The Company will at all times own 100% of the Capital Stock of the Issuers.

            SECTION 4.19. Use of Proceeds. The Issuers and the Company shall apply the proceeds from the sale of the Securities in the manner described in the Offering Memorandum and establish and maintain the Accounts (as defined in the Security Sharing Agreement) pursuant to the Security Sharing Agreement.

            SECTION 4.20. Additional Amounts. (a) All payments made by the Issuers under or with respect to the Securities and by the Company under the Guaranty will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature ("Taxes") imposed, levied, collected or assessed by or on behalf of any taxing authority within the Cayman Islands or Thailand, unless the Issuers are or the Company is, as the case may be, required to withhold or deduct or if the Issuers are or the Company is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within the Cayman Islands or Thailand from or in respect of any payment made under or with respect to the Securities or the Guaranty, in which case the Issuers or the Company, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount the holder and beneficial owner would have received if such Taxes had not been withheld or deducted or paid; provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder of Securities with respect to any Tax: (i) which would not have been imposed, payable or due but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and the Cayman Islands or Thailand, as the case may be, other than the mere holding of the Securities; (ii) which would not have been imposed, payable or due if the Securities are held in definitive registered form ("Definitive Registered Securities") and the presentation of Definitive Registered Securities for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the holder presented the Security for payment within such 30-day period; (iii) that is an estate, inheritance, gift, sales, transfer, personal property or similar Tax; (iv) that is imposed or withheld by reason of the failure of the holder or beneficial owner of a Security to comply, at the reasonable request of the Issuers or the Company, as the case may be, with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or such beneficial owner if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax;
(v) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities had been the holder of the Securities and would not be entitled to the payment of Additional Amounts; or (vi) payable otherwise than by withholding from payments on or in respect of any Security.

            (b) The Issuers or the Company, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Company, as the case may be, will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Issuers or the Company, as the case may be, will furnish to the holders of the Securities, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuers or the Company, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Issuers or the Company.

            (c) In addition, the Issuers or the Company, as the case may be, will, upon written request of each holder of Securities (subject to the exclusions set forth in (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) above), and provided that reasonable supporting documentation is provided, reimburse each such holder for the amount of any Taxes levied or imposed by the Cayman Islands or Thailand and paid by such holder as a result of payments made under or with respect to the Securities or under the Guaranty. Any payment pursuant to this section shall be an Additional Amount.

            (d) At least 30 days prior to each date on which any payment under or with respect to the Securities or under the Guaranty is due and payable, if the Issuers or the Company will be obligated to pay Additional Amounts with respect to such payment, the Issuers or the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the holders of Securities on the payment date. Whenever in this Indenture or in the Securities there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Security or either Guaranty such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            (e) In addition, the Issuers will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in the Cayman Islands or in Thailand (or any political subdivision or taxing authority of either jurisdiction) and in the United States in respect of the creation, issue, offering, execution or enforcement of the Securities, the Guaranty or any documentation with respect thereto.

            SECTION 4.21. Maintenance of Office or Agency. (a) The Issuers shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities, this Indenture and the Guaranty may be served. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b) The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Issuers shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

            SECTION 4.22. Stay, Extension and Usury Laws. Each of the Issuers and the Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Issuers and the Company (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            SECTION 4.23. Insurance. The Company shall as soon as practicable after the Issue Date obtain, and thereafter at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Company shall furnish when obtained and annually thereafter to the Collateral Agent a summary of the insurance carried by it together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

            SECTION 4.24. Compliance with Statutes. The Company shall, and shall cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, Thailand or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

            SECTION 4.25. Corporate Existence. Subject to Section 5.01, the Company and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Company and the Issuers.

            SECTION 4.26. Independent Engineer. Not later than the 90th day following the Issue Date, the Company shall have hired (and thereafter shall at all times retain) the Independent Engineer to perform the duties set forth herein together with such other duties as the Company and such Independent Engineer may agree.

            SECTION 4.27. Securities Cash Flow Sweep. No later than the fifteenth day following the last day of each fiscal quarter of the Company (as the Company's fiscal year is in effect on the Issue Date), the Company shall deposit into the Notes Net Fund Account an amount equal to the Cash Flow Sweep Amount.

            SECTION 4.28. Payment of Taxes. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or the Issuers or upon the income, profits or property of the Company or the Issuers; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and against which adequate reserves are being maintained.

            SECTION 4.29 Intercompany Notes and Capital Contributions. (a) On the Issue Date, the Company shall issue an intercompany note or notes to the Issuers obligating the Company to make payments in respect of such intercompany note or notes on any date and in the same amount that any payment (whether a payment of principal when due at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise or a payment in respect of any interest) is due on the Securities; provided, however, if after the Issue Date the Issuers and the Company determine in good faith that such an intercompany note obligation will result in a material adverse tax consequence to the Issuers or the Company, the Issuers and the Company may cancel such intercompany note obligation and the Company shall thereafter comply with clause
(b) below.

            (b) In the event that at any time the intercompany note referenced in the preceding sentence has been canceled or otherwise declared inoperative or unenforceable, then on or prior to any Interest Payment Date in respect of any Security, or any date upon which any payment of principal of any Security is required to be made when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, the Company shall make a cash contribution to NSM Cayman in the amount of such interest or principal payment, as the case may be.


                                    ARTICLE V

                               Successor Company

            SECTION 5.01. Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Thailand, and the Successor Company (if not the Company) shall expressly assume, by indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, including the obligations under this Indenture, the Security Sharing Agreement and the Security Documents; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing (or would result therefrom); (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction), the Successor Company would be able to incur an additional U.S.$1.00 of Indebtedness pursuant to the first paragraph of Section 4.03; (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (v) the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities will not recognize income, gain, or loss for United States Federal income tax purposes as a result of such transaction, and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case as if the transaction had not occurred, and there will be no additional Thai Taxes and no Taxes of any other jurisdiction imposed on any payments made pursuant to the Securities or the Guaranty; and (vi) each of the Company and the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with this Indenture, and this Indenture (including the Guaranty), the Security Sharing Agreement, the Security Documents, and the Securities remain and will be in full force and effect against all applicable parties and the Liens with respect to the Collateral (which shall be first priority perfected Liens unless otherwise contemplated by the Security Documents) continue in full force and effect.

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

            The Issuers shall not consolidate or merge with or into any other Person, or convey, transfer or lease all or substantially all its assets to any other Person, and all of its outstanding Capital Stock shall at all times be owned by the Company free and clear of all Liens (other than Liens securing the Securities, the Senior Notes and the Debentures).


                                   ARTICLE VI

                             Defaults and Remedies

            SECTION 6.01. Events of Default. Each of the following constitutes an "Event of Default":

            (a) a default in any payment of interest on any Security when due (whether or not such payment is prohibited by the provisions of Article
      XI), or the failure of the Company to make any required capital contribution in respect of a payment of interest on any Security pursuant to Section 4.29, in each case continued for 30 days;

            (b) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by Article XI), or the failure of the Company to make any required capital contribution in respect of a principal payment on any Security pursuant to Section 4.29;

            (c) the failure by the Issuers or the Company to comply with its obligations under Section 5.01;

            (d) the failure by the Issuers or the Company to comply for 30 days after notice with any of their respective obligations under Article IV (other than Section 4.29 and other than a failure to purchase Securities pursuant to Section 4.06, 4.07 or 4.10, which shall constitute an Event of Default under clause (b) above), other than as specified in clause (a),
      (b) or (c) above;

            (e) the failure by the Issuers or the Company to comply for 60 days after notice with their respective agreements contained in the Indenture (other than those referred to in clause (a), (b), (c) and (d) above);

            (f) the Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its obligations under the Guaranty;

            (g) Indebtedness of the Company, the Issuers or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5 million (or its foreign currency equivalent at the time) and such default shall not have been cured or such acceleration rescinded after a 10-day period;

            (h) the Company, the Issuers or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (iv) makes a general assignment for the benefit of its
            creditors;

            (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, the Issuers or any
            Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company, the Issuers or any
            Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company, the
            Issuers or any Subsidiary;

            (j) any judgment or decree for the payment of money in excess of U.S.$5 million (or its foreign currency equivalent at the time) (to the extent not covered by insurance) is rendered against the Company, the Issuers or any Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable (the "judgment default provision");

            (k) any Account or amount therein is not maintained as required or any drawing under or deposit into any Account is not made when required to be made and in any such case such failure continues unremedied for five Business Days (or, in the case of a failure to fund or maintain any required amount in, or to make a drawing under, the Notes DSR Account, 30 days) (the "account provision");

            (l) the Security Documents shall cease to grant the holders any of the material collateral or rights purported to be granted thereunder or the Company shall fail to increase the Mortgaged Amounts (as defined in the Security Documents) when required pursuant to the Security Documents (the "security provision"); or

            (m) after giving effect to the anticipated receipt and application of any insurance proceeds the Mill is abandoned in whole or in substantial part or is destroyed or made permanently inoperable in whole or in substantial part (the "abandonment provision").

            However, a Default under clauses (d) or (e) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Securities, notify the Issuers (with a copy to the Trustee if given by the holders) of the Default and such default is not cured within the time specified in clause (d) or (e) after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal, state or local law for the relief of debtors or any comparable or similar foreign laws (including any Thai law) relating to bankruptcy, receivership, liquidation, dissolution or similar proceeding. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuers is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to clauses (h) or (i) of Section 6.01 occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities by notice to the Issuers and the Trustee (if the notice is given by the holders) may declare the Accreted Value of, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately. If an Event of Default with respect to the Securities pursuant to clauses (h) and (i) of Section 6.01 (together, the "bankruptcy provision") occurs, the Accreted Value of, and accrued and unpaid interest on, such Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a special majority of 60% in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and (iii) all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. Upon any such acceleration, Securityholders holding a majority principal amount at maturity of the Securities shall have the right under the Security Documents to vote to cause the Trustee to direct the Collateral Agent to act thereunder. Except as directed by the Securityholders, the Trustee shall have no responsibility before or after an Event of Default to foreclose or take any other action with respect to the Collateral or the Security Documents.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, any Subsidiary or the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: subject to Articles XI and XIII, to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.


                                   ARTICLE VII

                                    Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers or the Company, personally or by agent or attorney.

            (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either a Trust Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

            (h) Except as expressly provided in Section 10.04, the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Collateral Agent and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following any Event of Default. The Trustee shall have no responsibility for the maintenance of any Account or the investment of any funds deposited therein or the release of any funds therefrom.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Guaranty, any Collateral or any Account, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Issuers and the Company jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services as set forth in a separate fee letter. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Company jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers and the Company, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuers shall not relieve the Issuers or the Company of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

            To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

            The Issuers' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(h) or (i) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers; provided that such resignation shall not be effective until a successor is appointed. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10 of this Indenture or fails to qualify as Book-Entry Depositary pursuant to Section 3.07 of the Note Depositary Agreement;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee (subject to the preceding paragraph).

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Issuers irrevocably deposit with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

            (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Article IV (other than those in Sections 4.01, 4.11, 4.21 and 4.29), Sections 5.01(iii) and 5.01(iv) and the operation of Section 6.01(d) (except with respect to Sections 4.01, 4.11, 4.21 and 4.29), 6.01(g), 6.01(h) (with respect to Subsidiaries of the Issuers only), 6.01(i) (with respect to Subsidiaries of the Issuers only), 6.01(j), 6.01(k) and 6.01(l) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option or their covenant defeasance option, the Company shall be released from all of its obligations with respect to its Guaranty and all the Collateral will be released.

            If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d) (except with respect to Section 4.01, 4.11, 4.21 and 4.29), 6.01(e), 6.01(f),
6.01(g), 6.01(h) (with respect only to the Company and its Subsidiaries other than the Issuers only), 6.01(i) (with respect only to the Company and its Subsidiaries other than the Issuers only), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuers to comply with (iii) and (iv) of Section 5.01.

            Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

            (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or its covenant defeasance option only if:

            (1) the Issuers irrevocably deposit in trust with the Trustee money in the form of U.S. dollars or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;
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                                                                              89


            (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days, or such longer period as may be relevant under any applicable foreign Bankruptcy Laws, pass after the deposit is made and during the 123-day or such applicable other period no Default specified in
      Section 6.01(h) or (i) with respect to the Issuers occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Issuers;

            (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax or Thailand tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income or Thailand tax purposes as a result of such defeasance and will be subject to federal income or Thailand tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income or Thailand tax purposes as a result of such covenant defeasance and will be subject to federal income and Thailand tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

            Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Issuers jointly and severally shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Issuers, the Company and the Trustee may amend this Indenture, any Security Documents, the Securities or the Guaranty without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add further Guaranties with respect to the Securities or to further secure the Securities;

            (5) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Securityholder;

            (6) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

            (7) to make any change that does not adversely affect the rights of any Securityholder; or

            (8) to provide for the issuance of the Exchange Securities, which shall have terms substantially identical in all material respects to the Initial

      Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

            After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Issuers, the Company and the Trustee may amend this Indenture, any Security Documents, the Securities or the Guaranty without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not:

            (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the stated rate of or extend the stated time for payment of interest or any liquidated damages on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment of or with respect to such Holder's Securities;

            (7) make any change in Section 6.04 or 6.07 or this Section; or

            (8) release the Guaranty, all or substantially all of the Collateral or the requirement to maintain any Account.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuers or the Trustee.

            The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating, in addition to the requirements of Section 12.04, that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuers and the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                               Security Documents

            SECTION 10.01. Collateral and Security Documents. (a) To secure the due and punctual payment of the obligations of the Issuers and the Company under this Indenture and the Securities, the Issuers, the Company, the Trustee and the Collateral Agent have entered into the Security Documents to create the security interests and related matters. The Trustee, the Issuers and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee and the other parties secured under the Security Documents pursuant to the terms of the Security Documents.

            (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

            (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee on behalf of such Holders, have rights in and to the Collateral which are equal and ratable with the rights that may be created in favor of the creditors under the Bank Credit Facility and prior to the rights that may be created in favor of the holders of the Debentures.

            (d) As set forth in and governed by the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of the Secured Creditors (as defined in the Security Documents) with the preference, priority or distinction set forth in the Security Documents. As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

            SECTION 10.02. Release of Collateral. Collateral may be released from the security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article X. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article X will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss. 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

            SECTION 10.03. Certificates and Opinions. (a) The Issuers and the Company shall deliver to the Trustee:

            (i) promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents (including financing statements or other instruments) have been properly recorded and filed so as to make effective the security interest intended to be created for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

            (ii) on or before March 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (including financing statements or other instruments) as is necessary to maintain the security interest intended to be created thereby for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

            (b) The Company shall comply with TIA ss. 314(d), relating to, among other matters, the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

            SECTION 10.04. Directions to Collateral Agent. Except during the continuance of an Event of Default, the Trustee in directing the Collateral Agent to take or refrain from taking actions under the Security Documents may rely on an Officers' Certificate and Opinion of Counsel delivered to it by the Company to the effect that the action to be taken or not taken does not adversely affect the interests of the Securityholders or impair the security of the Securityholders in contravention of the provisions of the Security Documents or this Indenture.


                                   ARTICLE XI

                          Subordination of Securities

            SECTION 11.01. Agreement To Subordinate. The Issuers agree, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or cash equivalents of all Specified Senior Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Specified Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Indebtedness of the Issuers and only Indebtedness of the Issuers which is Specified Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article XI shall be subject to Section 11.12.

            SECTION 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuers to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property:

            (1) holders of Specified Senior Indebtedness of the Issuers shall be entitled to receive payment in full in cash or cash equivalents of such Specified Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of, interest on or any other amount payable in respect of the Securities; and

            (2) until such Specified Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which Securityholders would be entitled but for this Article XI shall be made to holders of such Specified Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subor-dinated to such Specified Senior Indebtedness, and to any debt securities received by holders of Specified Senior Indebtedness of the Issuers, to at least the same extent as the Securities are subordinated to Specified Senior Indebtedness of the Issuers.

            SECTION 11.03. Default on Specified Senior Indebtedness of the Issuers. The Issuers may not pay the principal of, interest on or any other amount payable in respect of the Securities or make any deposit pursuant to
Section 8.01 and may not repurchase, redeem or defease any Securities (collectively, "pay the Securities") if (i) any Specified Senior Indebtedness of the Issuers is not paid when due or (ii) any other default on such Specified Senior Indebtedness occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Specified Senior Indebtedness has been paid in full; provided, however, that the Issuers may pay the Securities without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representative of such Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Specified Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, the Issuers may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuers and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, (ii) because the Specified Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Specified Senior Indebtedness of the Issuers or the Representative of such holders shall have accelerated the maturity of such Specified Senior Indebtedness, the Issuers may resume payments on the Securities after such Payment

Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness of the Issuers during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Specified Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 11.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Specified Senior Indebtedness of the Issuers (or their Representative) of the acceleration.

            SECTION 11.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Specified Senior Indebtedness of the Issuers and pay it over to them as their interests may appear.

            SECTION 11.06. Subrogation. After all Specified Senior Indebtedness of the Issuers is paid in full in cash or cash equivalents and until the Securities are paid in full, the Securityholders shall be subrogated to the rights of holders of such Specified Senior Indebtedness to receive distributions applicable to such Specified Senior Indebtedness. A distribution made under this
Article XI to holders of such Specified Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuers and Securityholders, a payment by the Issuers on such Specified Senior Indebtedness.

            SECTION 11.07. Relative Rights. This Article XI defines the relative rights of Securityholders and holders of Specified Senior Indebtedness of the Issuers. Nothing in this Indenture shall:

            (1) impair, as between the Issuers and Securityholders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Specified Senior Indebtedness of the Issuers to receive distributions otherwise payable to Securityholders.

            SECTION 11.08. Subordination May Not Be Impaired by Issuers. No right of any holder of Specified Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuers or by its failure to comply with this Indenture.

            SECTION 11.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 11.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XI. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of Specified Senior Indebtedness of the Issuers have a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Specified Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Specified Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Specified Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Specified Senior Indebtedness of the Issuers, the distribution may be made and the notice given to their Representative (if any).

            SECTION 11.11. Article XI Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article XI shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 11.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 hereunder by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Specified Senior Indebtedness or subject to the restrictions set forth in this Article XI, and none of the Securityholders shall be obligated to pay over any such amount to the Issuers or any holder of Specified Senior Indebtedness of the Issuers or any other creditor of the Issuers.

            SECTION 11.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XI, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representative for the holders of Specified Senior Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Specified Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Specified Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Specified Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XI and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of

Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

            SECTION 11.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Specified Senior Indebtedness of the Issuers as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 11.15. Trustee Not Fiduciary for Holders of Specified Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Specified Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuers or any other Person, money or assets to which any holders of Specified Senior Indebtedness of the Issuers shall be entitled by virtue of this Article XI or otherwise.

            SECTION 11.16. Reliance by Holders of Specified Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Specified Senior Indebtedness of the Issuers, whether such Specified Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Specified Senior Indebtedness and such holder of such Specified Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Specified Senior Indebtedness.


                                   ARTICLE XII

                       Guaranty of Securities, Indemnity

            SECTION 12.01. Guaranty. (a) The Company, as principal obligor and not merely as surety, hereby irrevocably and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) principal of, premium, if any, and interest on the Securities (including any Additional Amounts payable in respect thereof) will be promptly paid in full when due, subject to any applicable grace period, whether on the relevant Stated Maturity, on an interest payment date, by acceleration, by call for redemption or upon repurchase or purchase pursuant to Article 3, Sections 4.06, 4.07 or 4.10 or otherwise and interest on the overdue principal and premium, if any, and purchase price and interest on any interest, to the extent lawful (in each case including Post-Petition Interest relating to the Issuers or the Company), on the Securities and all other amounts payable under the Securities and obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed when the same shall become due and payable, whether on the relevant maturity date, upon acceleration, by call for redemption, upon repurchase or purchase pursuant to a Change of Control, any Asset Disposition, any repurchase of Securities pursuant to Section 4.07 or otherwise, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, on an interest payment date, by acceleration, required repurchase or otherwise. All payments under this Guaranty shall be made in United States Dollars.

            (b) All payments made by the Company under the Guaranty with respect to the Securities will be made in United States Dollars free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of Thailand (or any political subdivision or taxing authority of Thailand), unless the Company is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. In the event that payments under the Guaranty are subject to withholding or deduction for or on account of any present or future Taxes imposed by Thailand (or any political subdivision or taxing authority of or in Thailand), the Company shall pay Additional Amounts in such amounts and to the extent set forth in Section 4.20(a).

            (c) The Company hereby agrees that its obligations hereunder shall be unconditional and irrevocable, irrespective of the validity, regularity or enforceability of the Securities or this Indenture or the obligations of the Issuers hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (d) The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, any right to pursue or exhaust its legal or equitable remedies against the Issuers (including any right which the Company may have to require the seizure and sale of the assets of the Issuers to satisfy the outstanding principal of, interest on or any other amounts payable under each Security prior to recourse against the Company or its assets), protest, notice and all demands whatsoever and covenants that the Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuers, the Company, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or the Company any amount paid by the Issuers or the Company to the Trustee or such Securityholder, the Guaranty to the extent theretofore discharged, shall be reinstated in full force and effect.

            (e) The Company agrees that, as between the Company, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not then due and payable) shall forthwith become due and payable by the Company for the purposes of the Guaranty.

            (f) The Company also agrees, to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under the Guaranty.

            (g) The Company hereby waives, in favor of the Holders and the Trustee, any and all of its rights, protections, privileges and defenses provided by law to a guarantor and in particular any applicable provisions of the Thailand Civil Code and:

            (i) waives any right of set-off which the Company may have against the registered Holder of a Security in respect of any amounts which are or may become payable by the registered Holder of a Security to the Issuers;

            (ii) agrees that the Company is still under an obligation to make payment to the registered Holder of a Security or the Trustee under this Guaranty upon demand by the registered Holder of a Security even though the registered Holder of a Security has not made any demand upon the Issuers, the Trustee or the Collateral Agent or taken any steps or proceedings against the Issuers to seize and sell its assets or property to recover the secured indebtedness or, if such steps or proceedings are taken, the registered Holder of a Security is otherwise unable to satisfy the Indebtedness under this Indenture from such assets or property;

            (iii) relinquishes any right or privilege which it may have to demand from any court that the registered Holder of a Security or the Trustee should split or apportion the Indebtedness under this Indenture either proportionately or otherwise against the Company and any other person who has given any Guaranty or other security to the registered Holder of a Security in respect of the Indebtedness under this Indenture;

            (iv) agrees that (subject to the other provisions of this Guaranty) the Company shall not be entitled to claim from the Issuers any compensation or release in respect of the obligations and liabilities of the Company under this Guaranty in circumstances where the Company has not made any actual payment under this Guaranty;

            (v) agrees that the Company shall not make use of any of the exceptions or defenses against the registered Holder of a Security or the Trustee which are or may be available to the Issuers and which concerns the Indebtedness under this Indenture;

            (vi) agrees that the Company shall still be bound by and liable under this Guaranty even though due to the fault of the registered Holder of a Security or the Trustee, the Company can no longer be subrogated to the rights, security interests and other privileges of the registered Holder of a Security against the Issuers;

            (vii) agrees that the Company shall not have the right to demand the Issuers to repay the Indebtedness under this Indenture to the registered Holder of a Security, or to release the Company from its liability under this Guaranty in circumstances where the registered Holder of a Security has granted any time or other indulgence to the Issuers.

            SECTION 12.02. Indemnity. (a) The Company hereby irrevocably and unconditionally agrees as a primary obligor to indemnify (the "Indemnity") fully the Holders of the Securities and the Trustee for and against any amounts owed by the Issuers in respect of the Securities and this Indenture that otherwise would be payable under the Guaranty in the event that the Guaranty is for any reason deemed to be unenforceable. Except as otherwise indicated herein or as the context may otherwise require, all references herein and in the Securities shall be deemed to constitute references to the Indemnity.

            (b) The obligations of the Company assumed under this Indenture with respect to the Indemnity are independent undertakings and constitute the Company's own debt and obligation, as meant by or in accordance with any applicable provisions of the Thailand Civil Code, separate from the Guaranty contained in Section 12.01, not accessory to any of the Security Documents, and with respect to which Indemnity of any such provision of the Thailand Civil Code does not therefore apply.

            SECTION 12.03. Representation and Warranty. The Company hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Guaranty and the Indemnity, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, have been done and performed and have happened in compliance with all applicable laws.

            SECTION 12.04. Waiver of Subrogation. The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of the Company's obligations under the Guaranty, the Indemnity and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of any Holder of Securities against the Issuers whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.04 is knowingly made in contemplation of such benefits.


                                  ARTICLE XIII

                           Subordination of Guaranty

            Section 13.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the obligations of the Company under the Guaranty (the "Obligations") are subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full in cash or cash equivalents of all Specified Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Specified Senior Indebtedness. The Obligations of the Company shall in all respects rank pari passu with all other Senior Indebtedness of the Company and only Indebtedness of the Company which is Specified Senior Indebtedness shall rank senior to the Guaranty in accordance with the provisions set forth herein.

            Section 13.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Specified Senior Indebtedness of the Company shall be entitled to receive payment in full of such Specified Senior Indebtedness in cash or cash equivalents before Securityholders shall be entitled to receive any payment pursuant to any Obligations of the Company; and

            (2) until the Specified Senior Indebtedness of the Company is paid in full in cash or cash equivalents, any distribution to which Securityholders would be entitled but for this Article XIII shall be made to holders of such Specified Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of the Company that are subordinated to Specified Senior Indebtedness of the Company, and to any debt securities received by holders of Specified Senior Indebtedness of the Company, to at least the same extent as the Obligations of the Company are subordinated to Specified Senior Indebtedness of the Company.

            Section 13.03. Default on Specified Senior Indebtedness of the Company. The Company may not make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Guaranty") if (i) any Specified Senior Indebtedness of the Company is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Company occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Specified Senior Indebtedness has been paid in full; provided, however, that the Company may pay its Guaranty without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Specified Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay its Guaranty for a period (a "Guaranty Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Guaranty Blockage Notice") of such default from the Representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Guaranty Payment Blockage Period and ending 179 days thereafter (or earlier if such Guaranty Payment Blockage Period is terminated
(i) by written notice to the Trustee and the Company from the Person or Persons who gave such Guaranty Blockage Notice, (ii) because the default giving rise to such Guaranty Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Specified Senior Indebtedness giving such Guaranty Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Specified Senior Indebtedness, the Company shall resume payments pursuant to its Obligations after the end of such Guaranty Payment Blockage Period. The Guaranty shall not be subject to more than one Guaranty Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness of the Company during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Guaranty Payment Blockage Period with respect to the Specified Senior Indebtedness initiating such Guaranty Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guaranty Payment Blockage Period by the Representative of such Specified Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            Section 13.04. Demand for Payment. If a demand for payment (upon receipt of the requisite information from the Company) is made on the Company pursuant to Article XIII, the Company or the Trustee shall promptly notify the holders of Specified Senior Indebtedness (or their Representatives) of the Company of such demand.

            Section 13.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article XIII should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Specified Senior Indebtedness and pay it over to them or their Representative as their interests may appear.

            Section 13.06. Subrogation. After all Specified Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Specified Senior Indebtedness to receive distributions applicable to Specified Senior Indebtedness. A distribution made under this Article XIII to holders of such Specified Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and

Securityholders, a payment by the Company on such Specified Senior Indebtedness.

            Section 13.07. Relative Rights. This Article XIII defines the relative rights of Securityholders and holders of Specified Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations to the extent set forth in Article XIII; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by the Company under its Obligations, subject to the rights of holders of Specified Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

            Section 13.08. Subordination May Not Be Impaired by the Company. No right of any holder of Specified Senior Indebtedness of the Company to enforce the subordination of the Obligations of the Company shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            Section 13.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 13.03, the Trustee or Paying Agent may continue to make payments pursuant to the Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XIII. The Company, the Trustee, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Specified Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Specified Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Specified Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Specified Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Specified Senior Indebtedness of the Company;

and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            Section 13.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Specified Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            Section 13.11. Article XIII Not To Prevent Defaults Under the Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to the Guaranty by reason of any provision in this Article shall not be construed as preventing the occurrence of a default under the Guaranty. Nothing in this Article XIII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on the Company pursuant to Article XIII.

            Section 13.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XIII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representative for the holders of Specified Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Specified Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Specified Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and

7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

            Section 13.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Specified Senior Indebtedness of the Company as provided in this Article XIII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 13.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Specified Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or any other Person, money or assets to which any holders of such Specified Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

            Section 13.15. Reliance by Holders of Specified Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Specified Senior Indebtedness of the Company, whether such Specified Senior Indebtedness was created or acquired before or after the issuance of the Security, to acquire and continue to hold, or to continue to hold, such Specified Senior Indebtedness and such holder of Specified Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Specified Senior Indebtedness.


                                   ARTICLE XIV

                                 Miscellaneous

            SECTION 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 14.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                               if to the Issuers:

                c/o Nakornthai Strip Mill Public Company Limited
                       Chonburi Industrial Estate (Bowin)
                                    358 Moo 6
                                   Highway 331
                         Bowin, Sriracha, Chonburi 20230
                                    Thailand

                                  Attention of:
                                John W. Schultes


                               if to the Trustee:

                            The Chase Manhattan Bank
                              Global Trust Services
                        450 West 33rd Street, 15th Floor
                          New York, New York 10001-2697

                                  Attention of:
                                 Valerie Dunbar


            The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 14.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers and the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 14.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 14.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 14.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 14.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE VARIOUS AGREEMENTS CREATING AND GOVERNING THE COLLATERAL WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THAILAND.

            SECTION 14.10. Waiver of Immunities. To the extent that the Issuers or the Company or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations under the Securities, this Indenture, the Guaranty or any of the transactions contemplated hereby or thereby, the Issuers and the Company hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

            SECTION 14.11. Consent to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Jury

Trial. (a) The Issuers and the Company agree that any suit, action or proceeding against Issuers or the Company arising out of or relating to the Securities, this Indenture, the Guaranty or any of the transactions contemplated hereby or thereby may be instituted in any state or U.S. federal court in the Borough of Manhattan, in the City of New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuers and the Company irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the Securities, this Indenture, the Guaranty or any of the transactions contemplated hereby or thereby, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers and the Company agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuers or the Company, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuers or the Company, as the case may be, is subject by a suit upon such judgment; provided that service of process is affected upon the Issuers or the Company, as the case may be, in the manner provided by this Section 14.11.

            (b) The Issuers and the Company irrevocably appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to the Securities, this Indenture, the Guaranty or the transactions contemplated hereby or thereby which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers and the Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuers and the Company agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of ten years from the date of this Indenture. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuers and the Company. Notwithstanding the foregoing, any action involving the Issuers or the Company arising out of or relating to the Securities, this

Indenture, the Guaranty or the transactions contemplated hereby or thereby may be instituted in any court of competent jurisdiction in any other jurisdiction.

            (c) Each of the parties to this Indenture hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to the Securities, this Indenture, any Guaranty or the transactions contemplated hereby or thereby.

            SECTION 14.12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 14.13. Successors. All agreements of the Issuers and the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 14.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 14.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                            NSM STEEL (DELAWARE), INC.

                              by : /s/ John W. Shultes
                                   --------------------------------
                                   Name: John W. Shultes
                                   Title: President/CEO


                            NSM STEEL COMPANY, LTD.

                              by : /s/ John W. Shultes
                                   --------------------------------
                                   Name: John W. Shultes
                                   Title: President/CEO


                            NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                              by : /s/ John W. Shultes
                                   --------------------------------
                                   Name: John W. Shultes
                                   Title: President/CEO


                            THE CHASE MANHATTAN BANK, as Trustee

                              by : /s/ Valerie Dunbar
                                   --------------------------------
                                   Name: Valerie Dunbar
                                   Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

            THIS SECURITY WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS MARCH 12, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER US$1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT JOHN W. SCHULTES OF NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, CHONBURI INDUSTRIAL ESTATE (BOWIN), 358 MOO 6, HIGHWAY 331, BOWIN, SRIRACHA, CHONBURI 20230, THAILAND.

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. (1)

                           [Private Placement Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REFERRED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) TWO YEARS AFTER THE LATER OF (I) THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (II) THE DATE THIS SECURITY WAS ACQUIRED FROM AN

----------
(1) This paragraph should only be added if the Security is issued in global form.

AFFILIATE OF THE ISSUERS OR (Y) THREE MONTHS AFTER THE LAST DATE THAT THIS SECURITY WAS OWNED BY ANY AFFILIATE OF THE ISSUERS, IN EITHER CASE OTHER THAN
(A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF US$250,000 FOR SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE LATER OF (X) TWO YEARS AFTER THE LATER OF (I) THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (II) THE DATE THIS SECURITY WAS ACQUIRED FROM AN AFFILIATE OF THE ISSUERS OR (Y) THREE MONTHS AFTER THE LAST DATE THAT THIS SECURITY WAS OWNED BY ANY AFFILIATE OF THE COMPANY.

                              [Regulation S Legend]

            UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.


                           NSM STEEL (DELAWARE), INC.

                             NSM STEEL COMPANY, LTD.

               12 1/4% SENIOR SUBORDINATED MORTGAGE NOTE DUE 2008

No. __                                                         CUSIP No. ______
                                                                     US$ ______

            NSM STEEL (DELAWARE), INC., a company organized under the laws of Delaware, and NSM STEEL COMPANY, LTD., a company organized under the laws of the Cayman Islands, promise to pay to THE CHASE MANHATTAN BANK, AS BOOK-ENTRY DEPOSITARY, or its registered assigns, the principal sum of on February 1, 2008.

            Interest Payment Dates:       February 1 and August 1,
                                          commencing August 1, 1998.

            Record Dates:                 January 15 and July 15,
                                          commencing July 15, 1998
                                          (whether or not a Business
                                          Day).


            Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                    NSM STEEL (DELAWARE), INC.,

                                       by
                                          -------------------------
                                          Name:
                                          Title:


                                    NSM STEEL COMPANY, LTD.,

                                       by
                                          -------------------------
                                          Name:
                                          Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture,

  by
    ------------------------------------
            Authorized Officer

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

               12 1/4% Senior Subordinated Mortgage Note Due 2008

1. Interest

            NSM Steel (Delaware), Inc., a company organized under the laws of Delaware, and NSM Steel Company, Ltd., a company organized under the laws of the Cayman Islands (such companies, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            The Issuers and the Company will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Exchange Offer Registration Statement is not filed within 90 days following the Issue Date, additional interest shall accrue on the Securities over and above the stated interest at a rate of .50% per annum commencing on the 91st day after the Issue Date and such additional interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter; (ii) the Exchange Offer Registration Statement is not declared effective within 180 days following the Issue Date or, if applicable, the Shelf Registration Statement is not declared effective within 245 days following the Issue Date, additional interest shall accrue on the Securities over and above the stated interest at a rate of .50% per annum commencing on the 181st day after the Issue Date and such additional interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter; or (iii) (A) the Issuers have not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Securities have been sold thereunder), then additional interest shall accrue on the Securities over and above the stated interest at a rate of .50% per annum commencing on (x) the 211th day after the Issue Date with respect to the Securities validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of
(C) above and such additional interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter; provided, however, that the additional interest rate on the Securities may not exceed in the aggregate 1.5% per annum (each such event referred to in clauses (i) through (iii), a "Registration Default"). All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest. For purposes of the foregoing, "Registrable Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) each Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security until the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

            The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal and interest by check payable in such money. They may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

            Initially, THE CHASE MANHATTAN BANK, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4. Indenture

            The Issuers issued the Securities under an Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakornthai Strip Mill Public Company Limited (the "Company") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture, except as otherwise provided in the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are secured, senior subordinated obligations of the Issuers limited to US$203,500,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuers and certain of their Subsidiaries, the payment of dividends on, and redemption of, the Capital Stock of the Issuers and their Subsidiaries and the redemption of certain subordinated obligations of the Issuers and their subsidiaries, restricted payments, the creation or existence of certain Liens, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Issuers and certain of their Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Issuers or certain Subsidiaries, and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuers and certain of their Subsidiaries to restrict distributions and dividends from Subsidiaries.

            To secure the due and punctual payment of the principal and additional interest and interest, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has unconditionally guaranteed the Securities on a senior (other than in respect of any Specified Senior Indebtedness of the Company) basis pursuant to the terms of the Indenture.

5. Optional Redemption

            (a) Except as set forth in the two next succeeding paragraphs, the Securities may not be redeemed prior to February 1, 2003. On and after that date, the Issuers may redeem the Securities in whole or in part, upon no less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

            Period                        Percentages
            ------                        -----------

            2003                          106.1250%
            2004                          104.0417%
            2005                          103.0625%
            2006 and thereafter           100.0000%


            (b) At any time prior to February 1, 2001, the Issuers may redeem in the aggregate up to 35% of the aggregate principal amount at maturity of Securities with the net proceeds of one or more Public Equity Offerings by the Issuers, at a redemption price of 112.25% of the principal amount at maturity thereof at the redemption date plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that after any such redemption the aggregate principal amount at maturity of the Securities outstanding must equal or exceed US$132,000,000. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers must make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            (c) The Securities may be redeemed at the option of the Issuers or paid in full at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at 103% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of the Cayman Islands or Thailand (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Cayman Islands or Thailand (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Indenture (i)(A) the Issuers are required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Securities as a result of the imposition of Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority or either jurisdiction); (B) the Company is, or on the next succeeding Interest Payment Date would be, unable for reasons outside of its control, to procure payment by the Issuers and, with respect to any payment due, or to become due, under the Securities or the Guaranty, the Company is required, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts as a result of the imposition of Taxes by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction); or (C) with respect to any payment to an Issuer to enable an Issuer to make any payments under the Securities, the Company or NSM Steel Company, Ltd. is, or on the next Interest Payment Date would be, required to deduct or withhold taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers or the Company that do not require undue effort or costs (including, without limitation, the Company making payments directly to Holders under the Guaranty). In addition, the Issuers or the Company, as the case may be, will also pay to Holders on the redemption date any Additional Amounts which would otherwise be payable; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers or the Company, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities or the Guaranty were then due.

            Prior to the publication of the notice of redemption in accordance with the foregoing, the Issuers or the Company shall deliver to the Trustee an Officers' Certificate stating that
(x) the Issuers or the Company are entitled to effect such redemption based on a written Opinion of Counsel or written advice of a nationally recognized independent tax counsel, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in either of subclauses (A) or (B) or (C) of clause (i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in clause (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Issuers or the Company to the Trustee, will be irrevocable.

6. Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Issuers to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Securities on the date of purchase plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8. Additional Amounts

            (a) All payments made by the Issuers under or with respect to the Securities and by the Company under the Guaranty will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature ("Taxes") imposed, levied, collected or assessed by or on behalf of any taxing authority within the Cayman Islands or Thailand, unless the Issuers are or the Company is, as the case may be, required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuers are or the Company is required to withhold or deduct or if the Issuers are or the Company is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within the Cayman Islands or Thailand from or in respect of any payment made under or with respect to the Securities or the Guaranty, the Issuers or the Company, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted or paid; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities with respect to any Tax: (i) which would not have been imposed, payable or due but for the existence of any present or former connection between such Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Securities) and the Cayman Islands or Thailand, as the case may be, other than the mere holding of such Securities; (ii) which would not have been imposed, payable or due if such Securities had been held in definitive registered form ("Definitive Registered Securities") and the presentation of Definitive Registered Securities for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the holder presented such Securities for payment on any date during such 30 day period; (iii) that is an estate, inheritance, gift, sales, transfer, personal property or similar Tax;
(iv) that is imposed or withheld by reason of the failure of such Holder or beneficial owner to comply, at the reasonable request of the Issuers or the Company, as the case may be, with certification, information or other reporting requirements concerning the nationality, residence or identity of such Holder or beneficial owner if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax; (v) if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Securities had been the Holder of the Securities and would not be entitled to the payment of Additional Amounts; or (vi) payable otherwise than by withholding from payments on or in respect of any Security.

            (b) The Issuers or the Company, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Company, as the case may be, will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Issuers or the Company, as the case may be, will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuers or the Company, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Issuers or the Company.

            (c) In addition, the Issuers or the Company, as the case may be, will upon written request of each Holder (subject to the exclusions set forth in (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) above), and provided that reasonable supporting documentation is provided, reimburse each such Holder for the amount of any Taxes levied or imposed by the Cayman Islands or Thailand and paid by such Holder as a result of payments made under or with respect to the Securities or under the Guaranty. Any payment pursuant to this section shall be an Additional Amount.

            (d) At least 30 days prior to each date on which any payment under or with respect to the Securities or under the Guaranty is due and payable, if the Issuers or the Company will be obligated to pay Additional Amounts with respect to such payment, the Issuers or the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Securities on the payment date. Whenever in the Indenture or in this Security there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Security or the Guaranty such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            (e) In addition, the Issuers will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and in the United States in respect of the creation, issue, offering, execution or enforcement of the Securities, the Guaranty or any documentation with respect thereto.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of US$1,000 and any integral multiple of US$1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding and (ii) any existing Default and its consequences or noncompliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount at maturity of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Company and the Trustee may amend the Indenture (and the Trustee and the Company may amend the Guaranty) or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add further Guaranties with respect to the Securities or to further secure the Securities, to add additional covenants or surrender rights and powers conferred upon the Issuers or the Company, to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuers or the Company to comply with its obligations under Section 5.01 of the Indenture, (iv) the failure (A) by the Issuers or the Company to comply for 30 days after notice with any of its obligations under Article 4 of the Indenture or (B) by the Company or the Issuers or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under Article 4 of the Indenture (other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above), other than as described in clause (i), (ii) or (iii) above, (v) the failure by the Issuers or the Company to comply with other agreements in the Securities, the Indenture or the Note Guaranty, in certain cases subject to notice and lapse of time, (vi) the Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its obligations under the Indenture or the Guaranty, (vii) the failure by the Company, the Issuers or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds US$5 million and such default shall not have been cured or such acceleration rescinded after a 10-day period, (viii) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuers or any Subsidiary, (ix) the rendering of any judgment or decree for the payment of money in excess of US$5 million (to the extent not covered by insurance) against the Company, the Issuers or a Subsidiary if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed, (x) any Account is not maintained as required or any drawing under any Account is not made when required to be made and in any such case such failure continues unremedied for five Business Days (or, in the case of a failure to maintain any required amount in, or to make a drawing under, the Notes DSR Account, 30 days), (xi) the Security Documents shall cease to grant the Holders any of the material collateral or rights purported to be granted thereunder or
(xii) after giving effect to the anticipated receipt and application of any insurance proceeds, the Mill is abandoned in whole or in substantial part or is destroyed or made permanently inoperable in whole or in substantial part. If an Event of Default with respect to the Securities occurs (other than an Event of Default with respect to the Issuers or the Company pursuant to certain events of bankruptcy or insolvency) and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the Accreted Value as of the date on which the Securities first became due and payable plus accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Security

            (a) The obligations of the Issuers under the Securities, will be secured by pledges of the capital stock of NSM Steel (Delaware), Inc.

            (b) The obligations of the Company under its Guaranty will be secured equally and ratably by (i) a first mortgage over the land and buildings comprising the Mill (except for the Co-Gen Facility); (ii) a security interest in all amounts in the Notes DSR Account and Offshore Reserve Account; (iii) a security interest in all machinery and movable property located at the Mill;
(iv) an assignment of all insurance and reinsurance policies maintained by the Company on the Mill (except for the Co-Gen Facility); (v) an assignment of the Company's rights and benefits under the Project Documents; (vi) a conditional assignment and general pledge of the Revenue Account, the Notes Sinking Fund Account and the Operating Account; (vii) a pledge of certain Permitted Investments; (viii) a pledge of all issued and outstanding shares of NSM Steel Company, Ltd.; and (ix) an assignment of Performance Bonds (all such collateral security, the "Collateral"). The Collateral (other than the Collateral described in clauses (ii) and (viii) above) will also secure, on an equal and ratable basis, certain existing Indebtedness under the Bank Credit Facility. In addition, all Collateral will secure, on a second priority basis, the obligations of the Company in respect of the Debenture Guaranty.

            (c) To secure the due and punctual payment of the obligations of the Issuers and the Company under the Indenture, the Securities and the Guaranty, the Issuers and the Company have entered into the Security Documents. The Issuers and the Trustee hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and other beneficiaries pursuant to the terms of the Security Sharing Agreement. Each Holder, by accepting or holding a Security, shall be deemed to have agreed to all the terms and provisions of the Security Sharing Agreement.

            (d) Each Holder, by accepting a Security, shall be deemed to have authorized the Trustee to act as the representative of the Holders for the purposes of the Security Sharing Agreement in connection with any communications or other dealings with the Collateral Agent, and the Collateral Agent shall not be required to accept communications from any party other than the Trustee, with respect to any request, instruction, direction, approval, consent, agreement or other instruction of the Holders under the Indenture or the Security Sharing Agreement.

16. Trustee Dealings with the Issuers

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or its Affiliates and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Issuers, shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE VARIOUS AGREEMENTS CREATING AND GOVERNING THE COLLATERAL WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THAILAND.

19. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            c/o Nakornthai Strip Mill Public Company Limited
            Chonburi Industrial Estate (bowin)
            358 Moo 6
            Highway 331
            Bowin, Sriracha, Chonburi 20230
            THAILAND

            Attention:  John W. Schultes

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to
transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________ Your Signature: _______________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guaranty: ______________________________________

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                             REGISTRABLE SECURITIES


This certificate relates to US$_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such

Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

            (1)   |_|   to the Issuers; or

            (2)   |_|   pursuant to an effective registration statement under
                        the Securities Act of 1933; or

            (3)   |_|   inside the United States to a "qualified institutional
                        buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

            (4)   |_|   outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities Act of 1933; or

            (5)   |_|   pursuant to another available exemption from
                        registration provided by Rule 144 under the Securities
                        Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                    __________________________
                                            Signature

Signature Guaranty:

_____________________               __________________________
Signature must be Guaranteed                Signature

________________________________________________________________________________


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ________________             __________________________
                                    NOTICE:  To be executed by
                                              an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:


Date of    Amount of          Amount of         Principal amount   Signature of
Exchange   decrease in        increase in       of this Global     authorized
           Principal          Principal         Security           officer of
           Amount of this     Amount of this    following such     Trustee or
           Global Security    Global Security   decrease or        Securities
                                                increase)          Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06, 4.07 or 4.10 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
US$


Date: __________________ Your Signature: __________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guaranty:_______________________________________
                     (Signature must be Guaranteed by a
                    participant in a recognized signature
                         Guaranty medallion program)

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

            THIS SECURITY WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS MARCH 12, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER US$1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT JOHN W. SCHULTES OF NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, CHONBURI INDUSTRIAL ESTATE (BOWIN), 358 MOO 6, HIGHWAY 331, BOWIN, SRIRACHA, CHONBURI 20230, THAILAND.

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. (1)

----------
(1) This paragraph should only be added if the Security is issued in global form.

                           NSM STEEL (DELAWARE), INC.
                             NSM STEEL COMPANY, LTD.

               12 1/4% SENIOR SUBORDINATED MORTGAGE NOTE DUE 2008

No. __                                                          CUSIP No. ______
                                                                      US$ ______

            NSM STEEL (DELAWARE), INC., a company organized under the laws of Delaware, and NSM STEEL COMPANY, LTD., a company organized under the laws of the Cayman Islands, promise to pay to THE CHASE MANHATTAN BANK, AS BOOK-ENTRY DEPOSITARY, or its registered assigns, the principal sum of on February 1, 2008.

            Interest Payment Dates:       February 1 and August 1,
                                          commencing August 1, 1998.

            Record Dates:                 January 15 and July 15,
                                          commencing July 15,
                                          1998 (whether or not a
                                          Business Day).


            Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                    NSM STEEL (DELAWARE), INC.,

                                       by
                                         -------------------------
                                         Name:
                                         Title:


                                    NSM STEEL COMPANY, LTD.,

                                       by
                                         -------------------------
                                         Name:
                                         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION




THE CHASE MANHATTAN BANK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture,

  by
    ------------------------------------
            Authorized Officer

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

               12 1/4% Senior Subordinated Mortgage Note Due 2008

1. Interest

            NSM Steel (Delaware), Inc., a company organized under the laws of Delaware, and NSM Steel Company, Ltd., a company organized under the laws of the Cayman Islands (such companies, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

            The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal and interest by check payable in such money. They may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

            Initially, THE CHASE MANHATTAN BANK, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4. Indenture

            The Issuers issued the Securities under an Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakornthai Strip Mill Public Company Limited (the "Company") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture, except as otherwise provided in the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are secured, senior subordinated obligations of the Issuers limited to $203,500,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Issuers and certain of their Subsidiaries, the payment of dividends on, and redemption of, the Capital Stock of the Issuers and their Subsidiaries and the redemption of certain subordinated obligations of the Issuers and their subsidiaries, restricted payments, the creation or existence of certain Liens, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Issuers and certain of their Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Issuers or certain Subsidiaries, and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuers and certain of their Subsidiaries to restrict distributions and dividends from Subsidiaries.

            To secure the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has unconditionally guaranteed the Securities on a senior (other than in respect of any Specified Senior Indebtedness of the Company) basis pursuant to the terms of the Indenture.

5. Optional Redemption

            (a) Except as set forth in the two next succeeding paragraphs, the Securities may not be redeemed prior to February 1, 2003. On and after that date, the Issuers may redeem the Securities in whole or in part, upon no less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

            Period                        Percentages
            ------                        -----------

            2003                          106.1250%
            2004                          104.0417%
            2005                          103.0625%
            2006 and thereafter           100.0000%


            (b) At any time prior to February 1, 2001, the Issuers may redeem in the aggregate up to 35% of the aggregate principal amount at maturity of Securities with the net proceeds of one or more Public Equity Offerings by the Issuers, at a redemption price of 112.25% of the principal amount at maturity thereof at the redemption date plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that after any such redemption the aggregate principal amount at maturity of the Securities outstanding must equal or exceed US$132,000,000. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers must make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            (c) The Securities may be redeemed at the option of the Issuers or paid in full at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at 103% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of the Cayman Islands or Thailand (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Cayman Islands or Thailand (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Indenture (i)(A) the Issuers are required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Securities as a result of the imposition of Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority or either jurisdiction); (B) the Company is, or on the next succeeding Interest Payment Date would be, unable for reasons outside of its control, to procure payment by the Issuers and, with respect to any payment due, or to become due, under the Securities or the Guaranty, the Company is required, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts as a result of the imposition of Taxes by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction); or (C) with respect to any payment to an Issuer to enable an Issuer to make any payments under the Securities, the Company or NSM Steel Company, Ltd. is, or on the next Interest Payment Date would be, required to deduct or withhold taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers or the Company that do not require undue effort or costs (including, without limitation, the Company making payments directly to Holders under the Guaranty). In addition, the Issuers or the Company, as the case may be, will also pay to Holders on the redemption date any Additional Amounts which would otherwise be payable; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers or the Company, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities or the Guaranty were then due.

            Prior to the publication of the notice of redemption in accordance with the foregoing, the Issuers or the Company shall deliver to the Trustee an Officers' Certificate stating that (x) the Issuers or the Company are entitled to effect such redemption based on a written Opinion of Counsel or written advice of a nationally recognized independent tax counsel, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in either of subclauses (A) or (B) or (C) of clause (i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in clause (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Issuers or the Company to the Trustee, will be irrevocable.

6. Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Issuers to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Securities on the date of purchase plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8. Additional Amounts

            (a) All payments made by the Issuers under or with respect to the Securities and by the Company under the Guaranty will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature ("Taxes") imposed, levied, collected or assessed by or on behalf of any taxing authority within the Cayman Islands or Thailand, unless the Issuers are or the Company is, as the case may be, required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuers are or the Company is required to withhold or deduct or if the Issuers are or the Company is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within the Cayman Islands or Thailand from or in respect of any payment made under or with respect to the Securities or the Guaranty, the Issuers or the Company, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted or paid; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities with respect to any Tax: (i) which would not have been imposed, payable or due but for the existence of any present or former connection between such Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Securities) and the Cayman Islands or Thailand, as the case may be, other than the mere holding of such Securities;
(ii) which would not have been imposed, payable or due if such Securities had been held in definitive registered form ("Definitive Registered Securities") and the presentation of Definitive Registered Securities for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the holder presented such Securities for payment on any date during such 30 day period; (iii) that is an estate, inheritance, gift, sales, transfer, personal property or similar Tax; (iv) that is imposed or withheld by reason of the failure of such Holder or beneficial owner to comply, at the reasonable request of the Issuers or the Company, as the case may be, with certification, information or other reporting requirements concerning the nationality, residence or identity of such Holder or beneficial owner if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax; (v) if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Securities had been the Holder of the Securities and would not be entitled to the payment of Additional Amounts; or (vi) payable otherwise than by withholding from payments on or in respect of any Security.

            (b) The Issuers or the Company, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Company, as the case may be, will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Issuers or the Company, as the case may be, will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuers or the Company, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Issuers or the Company.

            (c) In addition, the Issuers or the Company, as the case may be, will upon written request of each Holder (subject to the exclusions set forth in (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) above), and provided that reasonable supporting documentation is provided, reimburse each such Holder for the amount of any Taxes levied or imposed by the Cayman Islands or Thailand and paid by such Holder as a result of payments made under or with respect to the Securities or under the Guaranty. Any payment pursuant to this section shall be an Additional Amount.

            (d) At least 30 days prior to each date on which any payment under or with respect to the Securities or under the Guaranty is due and payable, if the Issuers or the Company will be obligated to pay Additional Amounts with respect to such payment, the Issuers or the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Securities on the payment date. Whenever in the Indenture or in this Security there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Security or the Guaranty such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            (e) In addition, the Issuers will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and in the United States in respect of the creation, issue, offering, execution or enforcement of the Securities, the Guaranty or any documentation with respect thereto.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of US$1,000 and any integral multiple of US$1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding and (ii) any existing Default and its consequences or noncompliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount at maturity of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Company and the Trustee may amend the Indenture (and the Trustee and the Company may amend the Guaranty) or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add further Guaranties with respect to the Securities or to further secure the Securities, to add additional covenants or surrender rights and powers conferred upon the Issuers or the Company, to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuers or the Company to comply with its obligations under Section 5.01 of the Indenture, (iv) the failure (A) by the Issuers or the Company to comply for 30 days after notice with any of its obligations under Article 4 of the Indenture or (B) by the Company or the Issuers or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under Article 4 of the Indenture (other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above), other than as described in clause (i), (ii) or (iii) above, (v) the failure by the Issuers or the Company to comply with other agreements in the Securities, the Indenture or the Note Guaranty, in certain cases subject to notice and lapse of time, (vi) the Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its obligations under the Indenture or the Guaranty, (vii) the failure by the Company, the Issuers or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds US$5 million and such default shall not have been cured or such acceleration rescinded after a 10-day period,
(viii) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuers or any Subsidiary, (ix) the rendering of any judgment or decree for the payment of money in excess of US$5 million (to the extent not covered by insurance) against the Company, the Issuers or a Subsidiary if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed, (x) any Account is not maintained as required or any drawing under any Account is not made when required to be made and in any such case such failure continues unremedied for five Business Days (or, in the case of a failure to maintain any required amount in, or to make a drawing under, the Notes DSR Account, 30 days), (xi) the Security Documents shall cease to grant the Holders any of the material collateral or rights purported to be granted thereunder or (xii) after giving effect to the anticipated receipt and application of any insurance proceeds, the Mill is abandoned in whole or in substantial part or is destroyed or made permanently inoperable in whole or in substantial part. If an Event of Default with respect to the Securities occurs (other than an Event of Default with respect to the Issuers or the Company pursuant to certain events of bankruptcy or insolvency) and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the Accreted Value as of the date on which the Securities first became due and payable plus accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Security

            (a) The obligations of the Issuers under the Securities, will be secured by pledges of the capital stock of NSM Steel (Delaware), Inc.

            (b) The obligations of the Company under its Guaranty will be secured equally and ratably by (i) a first mortgage over the land and buildings comprising the Mill (except for the Co-Gen Facility); (ii) a security interest in all amounts in the Notes DSR Account and Offshore Reserve Account; (iii) a security interest in all machinery and movable property located at the Mill;
(iv) an assignment of all insurance and reinsurance policies maintained by the Company on the Mill (except for the Co-Gen Facility); (v) an assignment of the Company's rights and benefits under the Project Documents; (vi) a conditional assignment and general pledge of the Revenue Account, the Notes Sinking Fund Account and the Operating Account; (vii) a pledge of certain Permitted Investments; (viii) a pledge of all issued and outstanding shares of NSM Steel Company, Ltd.; and (ix) an assignment of Performance Bonds (all such collateral security, the "Collateral"). The Collateral (other than the Collateral described in clauses (ii) and (viii) above) will also secure, on an equal and ratable basis, certain existing Indebtedness under the Bank Credit Facility. In addition, all Collateral will secure, on a second priority basis, the obligations of the Company in respect of the Debenture Guaranty.

            (c) To secure the due and punctual payment of the obligations of the Issuers and the Company under the Indenture, the Securities and the Guaranty, the Issuers and the Company have entered into the Security Documents. The Issuers and the Trustee hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and other beneficiaries pursuant to the terms of the Security Sharing Agreement. Each Holder, by accepting or holding a Security, shall be deemed to have agreed to all the terms and provisions of the Security Sharing Agreement.

            (d) Each Holder, by accepting a Security, shall be deemed to have authorized the Trustee to act as the representative of the Holders for the purposes of the Security Sharing Agreement in connection with any communications or other dealings with the Collateral Agent, and the Collateral Agent shall not be required to accept communications from any party other than the Trustee, with respect to any request, instruction, direction, approval, consent, agreement or other instruction of the Holders under the Indenture or the Security Sharing Agreement.

16. Trustee Dealings with the Issuers

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or its Affiliates and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Issuers, shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE VARIOUS AGREEMENTS CREATING AND GOVERNING THE COLLATERAL WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THAILAND.

19. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            c/o Nakornthai Strip Mill Public Company Limited
            Chonburi Industrial Estate (bowin)
            358 Moo 6
            Highway 331
            Bowin, Sriracha, Chonburi 20230
            THAILAND

            Attention:  John W. Schultes

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to this Security on
the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________


Date: ______________ Your Signature: _______________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guaranty: ______________________________________

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of     Amount of         Amount of          Principal         Signature of
Exchange    decrease in       increase in        amount of this    authorized
            Principal         Principal Amount   Global Security   officer of
            Amount of this    of this Global     following such    Trustee or
            Global Security   Security           decrease or       Securities
                                                 increase)         Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06, 4.07 or 4.10 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
US$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)


Signature Guaranty:_______________________________________
                     (Signature must be Guaranteed by a
                    participant in a recognized signature
                         Guaranty medallion program)

                                                                       EXHIBIT C

                        FORM OF TRANSFER CERTIFICATE - *
                             U.S. GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY
                          DURING THE RESTRICTED PERIOD
                  (Transfers pursuant to Section 2.14(a)(i)(1)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$______________ aggregate principal amount
of Securities which are evidenced by the U.S. Global Securities (CUSIP No.     )
and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who, during the Restricted Period, will take delivery thereof in the form of an equal aggregate principal amount of Securities
evidenced by the Regulation S Global Security (CINS No.     ), which amount,
immediately after such transfer, is to be held with the Depositary through the Euroclear Operator or Cedel or both.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

                  (1) the offer of the Securities was not made to a person in the United States or to or for the account or benefit of a U.S. person;

                  (2) either:

                  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                  (B) the transaction was executed in, on or through the
            facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in
            contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial
            interest being transferred as described above will be held with the Depositary through the Euroclear Operator or Cedel or both.

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                              [Insert Name of Transferor]


                                            By:__________________________
                                               Name:
                                               Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                       EXHIBIT D

                        FORM OF TRANSFER CERTIFICATE - *
                             U.S. GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY
                           AFTER THE RESTRICTED PERIOD
                  (Transfers pursuant to Section 2.14(a)(i)(2)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$______________ aggregate principal amount
of Securities which are evidenced by the U.S. Global Securities (CUSIP No.     )
and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Regulation S Global
Security (CINS No.     ).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 and Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby certify that:

                  (1) the offer of the Securities was not made to a person in the United States or to or for the account or benefit of a U.S. person;

                  (2) either:

                  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                  (B) the transaction was executed in, on or through the
            facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in
            contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                              [Insert Name of Transferor]


                                            By:__________________________
                                               Name:
                                               Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                       EXHIBIT E

                        FORM OF TRANSFER CERTIFICATE - *
                         REGULATION S GLOBAL SECURITY TO
                              U.S. GLOBAL SECURITY
                          DURING THE RESTRICTED PERIOD
                  (Transfers pursuant to Section 2.14(a)(i)(3)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$________ aggregate principal amount of Securities which are evidenced by the Regulation S Global Security (CINS
No.     ) and held by you through the Euroclear Operator or Cedel or both on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who, and during the Restricted Period, will take delivery thereof in the form of an equal principal amount of Securities evidenced by the
U.S. Global Security (CUSIP No.     ).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers.

Dated:
                                    [Insert Name of Transferor]



                                            By: ________________________
                                                Name:
                                                Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)


----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                       EXHIBIT F

                        FORM OF TRANSFER CERTIFICATE - *
                             IAI GLOBAL SECURITY TO
                            RULE 144A GLOBAL SECURITY
                  (Transfers pursuant to Section 2.14(a)(i)(4)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$________ aggregate principal amount of
Securities which are evidenced by the IAI Global Security (CUSIP No.     ) and
held by you on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Rule 144A Global Security (CUSIP
No.     ).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Transferor and any person acting on its behalf reasonably believes that
(i) the transferee of such Securities is purchasing the Securities for its own account, or for one or more accounts with respect to which such transferee exercises sole investment discretion, (ii) such transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, and (iii) such transferee is purchasing the Securities in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers.

Dated:
                                    [Insert Name of Transferor]


                                         By: _______________________
                                             Name:
                                             Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)

----------

* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                       EXHIBIT G

                        FORM OF TRANSFER CERTIFICATE - *
                          RULE 144A GLOBAL SECURITY TO
                               IAI GLOBAL SECURITY
                  (Transfers pursuant to Section 2.14(a)(i)(5)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$_________ aggregate principal amount of
Securities which are evidenced by the Rule 144A Global Security (CUSIP No.     )
and held by you on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the IAI Global Security (CUSIP
No.     ).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been made to an Institutional Accredited Investor purchasing for its own account, or for the account of an Institutional Accredited Investor, in a principal amount of Securities of US$250,000 or greater, that has furnished to the Depositary a signed letter substantially in the form set forth in Annex A hereto and (ii) effected in accordance with any applicable securities laws of any state of the United States.

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers.

Dated:
                                    [Insert Name of Transferor]


                                        By: _______________________
                                            Name:
                                            Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                         ANNEX A
                                                                              to
                                                                       EXHIBIT G

                           ACCREDITED INVESTOR LETTER

Ladies and Gentlemen:

      In connection with our proposed purchase of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") of NSM Steel (Delaware), Inc., a Delaware corporation, and NSM Steel Company, Ltd., a Cayman Islands company, as co-issuers (the "Note Issuers") and 203,500 Units (the "Units"), each consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 (the "Senior Subordinated Note") of the Note Issuers and 633.09266 warrants (collectively, the "Warrants") to purchase one ordinary share, par value 10 Baht per share (collectively, the "Ordinary Shares") of Nakornthai Strip Mill Public Company Limited (the "Company"), all as described in the Offering Memorandum relating to the offerings, we confirm that:

      1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 2, 1998, relating to the Senior Notes, Units, Senior Subordinated Notes and Warrants (collectively, the "Securities") and such other information as we deem necessary in order to make an investment decision with respect thereto. We acknowledge that we have read and agreed to the matters stated on pages 1, 2 and 3 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

      2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indentures relating to the Notes and the Senior Subordinated Mortgage Notes (collectively, the "Notes") and the Warrant Agreement (as described in the Offering Memorandum) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we or they Should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so in accordance with the provisions of any applicable state securities ("blue sky") laws and only (i) to the Note Issuers, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Trustee (as defined in the Indentures relating to the Notes) or the Warrant Agent (as defined in the Warrant Agreement relating to the Warrants), a signed letter containing certain representations and agreements relating to the restrictions on transfer of' the Securities (the form of which letter can be obtained from the Trustee or the Warrant Agent) and, if such transfer is in respect of an aggregate principal amount of Securities of less than U.S.$250,000, an opinion of counsel acceptable to the Note Issuers that such transfer is in compliance with the registration requirements of the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

      5. We understand that, on any proposed resale or other transfer of any Securities, we will be required to furnish to the Trustee and the Note Issuers such certification, legal opinions and other information as the Trustee and the
Note Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      6. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor" or "qualified institutional buyer") as to each of which we exercise sole investment discretion.

      You, the Note Issuers, the Trustee and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By
                                        --------------------
                                        Name:

                                                                       EXHIBIT H

                        FORM OF EXCHANGE CERTIFICATE - *
                        EXCHANGES OF U.S. GLOBAL SECURITY
                        FOR REGULATION S GLOBAL SECURITY
                   (Exchange Pursuant to Section 2.14(a)(i)(6)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$_________ aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Security (CUSIP No.
883060AA3)] [IAI Global Security (CUSIP No.     )] and held by you on behalf of
The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities
evidenced by the Regulation S Global Security (CINS No.     ).

            In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that (a) upon such exchange, it will be the beneficial owner of such Securities, (b) it is [not a U.S. person (as defined in Regulation S under the Securities Act) and is]** located outside the United States (within the meaning of Regulation S) and acquired, or has agreed to acquire and upon such exchange will have acquired, such Securities in an offshore transaction (within the meaning of Regulation S) outside the United States and otherwise in compliance with Regulation S[, (c) it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or a person acting on behalf of such an affiliate and (d) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire such Securities from the Company or any affiliate thereof in the initial distribution of the Securities].** [In addition, the Beneficial Owner hereby agrees that it will not, on or before the 40th day after the Issue Date, offer, sell, pledge or otherwise transfer the Securities issued in such exchange except
(a) to a Person who it reasonably believes (or it and anyone acting on its behalf reasonably believes) is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States, (b) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act or (c) to an Institutional Accredited Investor purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of Securities of US$250,000, that has delivered to the Depositary a transfer letter in the form required by the Indenture which provides among other things, that the transferee is acquiring such Securities not for distribution in violation of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States.]**

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers.

Dated:
                                    [Insert Name of Beneficial Owner]


                                        By: _______________________
                                            Name:
                                            Title:

                                    (If the Beneficial Owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of exchange certificate.

** Insert these bracketed provisions only if the exchange will occur during the Restricted Period.

                                                                       EXHIBIT I

                        FORM OF EXCHANGE CERTIFICATE - *
                    EXCHANGES OF REGULATION S GLOBAL SECURITY
                            FOR U.S. GLOBAL SECURITY
                   (Exchange pursuant to Section 2.14(a)(i)(7)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$__________ aggregate principal amount of Securities which are evidenced by the Regulation S Global Security (CINS
No.     ) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities evidenced by the [Rule 144A Global Security
(CUSIP No.     )] [IAI Global Security (CUSIP No.     )].

            In connection with such request and in respect of such Securities, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). We certify that we are (or it is) the beneficial owner of the Securities and that we are (or it is) [a "qualified institutional buyer": (as defined in Rule 144A under the Securities Act) acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer]** [an Institutional Accredited Investor acting for our own account or on the account of an Institutional Accredited Investor, exchanging beneficial interests in an aggregate principal amount of Securities of US$250,000 or greater, have (or it has) furnished the Depositary a signed letter substantially in the form set forth in Annex A hereto, and accordingly, we agree (or if we are acting on behalf of an Institutional Accredited Investor, such Institutional Accredited Investor]*** has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Securities except in accordance with the Private Placement Legend set forth in the Securities which limits sales, among other things, (i) (A) to a Person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available) or (C) to an Institutional Accredited Investor purchasing for its own account or for the account of an Institutional Accredited Investor, in a minimum principal amount of Securities of US$250,000 that delivers a letter to the Depositary in the form required by the Indenture, in each case in accordance with any applicable securities laws of the states of the United States or (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, in each case subject to the requirements of the Indenture.

            If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:
                                    [Insert Name of Transferor]

                                       By: _______________________
                                           Name:
                                           Title:


                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)


----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

**  For exchange into Rule 144A Global Security.

*** For exchange into IAI Global Security.

                                                                         ANNEX A
                                                                              to
                                                                       EXHIBIT I

                           ACCREDITED INVESTOR LETTER


Ladies and Gentlemen:

      In connection with our proposed purchase of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") of NSM Steel (Delaware), Inc., a Delaware corporation, and NSM Steel Company, Ltd., a Cayman Islands company, as co-issuers (the "Note Issuers") and 203,500 Units (the "Units"), each consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 (the "Senior Subordinated Note") of the Note Issuers and 633.09266 warrants (collectively, the "Warrants") to purchase one ordinary share, par value 10 Baht per share (collectively, the "Ordinary Shares") of Nakornthai Strip Mill Public Company Limited (the "Company"), all as described in the Offering Memorandum relating to the offerings, we confirm that:

      1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 2, 1998, relating to the Senior Notes, Units, Senior Subordinated Notes and Warrants (collectively, the "Securities") and such other information as we deem necessary in order to make an investment decision with respect thereto. We acknowledge that we have read and agreed to the matters stated on pages 1, 2 and 3 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

      2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indentures relating to the Notes and the Senior Subordinated Mortgage Notes (collectively, the "Notes") and the Warrant Agreement (as described in the Offering Memorandum) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we or they Should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so in accordance with the provisions of any applicable state securities ("blue sky") laws and only (i) to the Note Issuers, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Trustee (as defined in the Indentures relating to the Notes) or the Warrant Agent (as defined in the Warrant Agreement relating to the Warrants), a signed letter containing certain representations and agreements relating to the restrictions on transfer of' the Securities (the form of which letter can be obtained from the Trustee or the Warrant Agent) and, if such transfer is in respect of an aggregate principal amount of Securities of less than U.S.$250,000, an opinion of counsel acceptable to the Note Issuers that such transfer is in compliance with the registration requirements of the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

      5. We understand that, on any proposed resale or other transfer of any Securities, we will be required to furnish to the Trustee and the Note Issuers such certification, legal opinions and other information as the Trustee and the
Note Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      6. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor" or "qualified institutional buyer") as to each of which we exercise sole investment discretion.

      You, the Note Issuers, the Trustee and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By
                                       ---------------------------
                                       Name:

                                                                       EXHIBIT J


                        FORM OF EXCHANGE CERTIFICATE - *
                        EXCHANGES OF U.S. GLOBAL SECURITY
                        FOR ANOTHER U.S. GLOBAL SECURITY
                   (Exchange pursuant to Section 2.14(a)(i)(8)
                                of the Indenture)


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York 10001-2697

Attention: Valerie Dunbar


            Re: NSM Steel (Delaware), Inc. and NSM Steel Company, Ltd. (together, the "Issuers")
                   12 1/4% Senior Subordinated Mortgage Notes Due 2008 (the "Securities")

            Reference is hereby made to the Indenture dated as of March 1, 1998 (the "Indenture"), among the Issuers, Nakorn Thai Strip Mill Public Company Limited (the "Guarantor") and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$_________ aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Security (CUSIP
No.     )] [IAI Global Security (CUSIP No.     )] and held by you on behalf of
The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities
evidenced by the [Rule 144A Global Security (CUSIP No.     )] [IAI Global
Security (CUSIP No.     )].

            In connection with such request and in respect of such Securities, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

            We certify that we are (or it is) the beneficial owner of the Securities and that we are (or it is) [a "qualified institutional buyer": (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer]** [an Institutional Accredited Investor acting for our own account or the account of an Institutional Accredited Investor, exchanging beneficial interests in an aggregate principal amount of Securities of US$250,000 or greater, and have (or it has) furnished the Depositary a signed letter substantially in the form set forth in Annex A hereto, and accordingly, we agree (or if we are acting on behalf of an Institutional Accredited Investors, such Institutional Accredited Investor]*** has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Securities except (A) to a Person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available) or (C) to an Institutional Accredited Investor purchasing for its own account or for the account of such an Institutional Accredited Investor, in a minimum principal amount of Securities of US$250,000, that delivers a letter to the Depositary in the form required by the Indenture, in each case in accordance with any applicable securities laws of the states of the United States or (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S.

            If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

            This certificate and the statements contained herein are made for the benefit of the Issuers, the Guarantor and the Initial Purchasers. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:
                                    [Insert Name of Transferor]


                                         By: _______________________
                                             Name:
                                             Title:

                                    (If the transferor is a corporation,
                                    partnership or fiduciary, the title to the Person signing on behalf of such transferor must be stated.)


----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

**  For exchanges into Rule 144A Global Security.

*** For exchanges into IAI Global Security.

                                                                         ANNEX A
                                                                              to
                                                                       EXHIBIT J

                           ACCREDITED INVESTOR LETTER

Ladies and Gentlemen:

      In connection with our proposed purchase of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") of NSM Steel (Delaware), Inc., a Delaware corporation, and NSM Steel Company, Ltd., a Cayman Islands company, as co-issuers (the "Note Issuers") and 203,500 Units (the "Units"), each consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 (the "Senior Subordinated Note") of the Note Issuers and 633.09266 warrants (collectively, the "Warrants") to purchase one ordinary share, par value 10 Baht per share (collectively, the "Ordinary Shares") of Nakornthai Strip Mill Public Company Limited (the "Company"), all as described in the Offering Memorandum relating to the offerings, we confirm that:

      1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 2, 1998, relating to the Senior Notes, Units, Senior Subordinated Notes and Warrants (collectively, the "Securities") and such other information as we deem necessary in order to make an investment decision with respect thereto. We acknowledge that we have read and agreed to the matters stated on pages 1, 2 and 3 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

      2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indentures relating to the Notes and the Senior Subordinated Mortgage Notes (collectively, the "Notes") and the Warrant Agreement (as described in the Offering Memorandum) and we agree to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we or they Should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so in accordance with the provisions of any applicable state securities ("blue sky") laws and only (i) to the Note Issuers, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Trustee (as defined in the Indentures relating to the Notes) or the Warrant Agent (as defined in the Warrant Agreement relating to the Warrants), a signed letter containing certain representations and agreements relating to the restrictions on transfer of' the Securities (the form of which letter can be obtained from the Trustee or the Warrant Agent) and, if such transfer is in respect of an aggregate principal amount of Securities of less than U.S.$250,000, an opinion of counsel acceptable to the Note Issuers that such transfer is in compliance with the registration requirements of the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

      5. We understand that, on any proposed resale or other transfer of any Securities, we will be required to furnish to the Trustee and the Note Issuers such certification, legal opinions and other information as the Trustee and the
Note Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      6. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor" or "qualified institutional buyer") as to each of which we exercise sole investment discretion.

      You, the Note Issuers, the Trustee and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By
                                       -------------------------
                                       Name:

                                                                         ANNEX I


                             EXISTING ARRANGEMENTS

None.